The business combination described in this document involve securities of a Japanese company. The business combination is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in the open market or through privately negotiated purchases.

Note: This document has been translated from a part of the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. The Company assumes no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

Securities Code: 3141

May 9, 2025

(Start date of measures for electronic provision: April 30, 2025)

To Shareholders with Voting Rights:

Hideaki Kirisawa

Representative Director, President and Chief Operating Officer

WELCIA HOLDINGS CO., LTD.

2-2-15, Sotokanda, Chiyoda-ku, Tokyo

NOTICE OF THE 17TH ANNUAL GENERAL MEETING OF SHAREHOLDERS

We would like to express our appreciation for your continued support and patronage.

You are cordially invited to attend the 17th Annual General Meeting of Shareholders of WELCIA HOLDINGS CO., LTD. (the “Company”). The meeting will be held as described below.

When convening this Annual General Meeting of Shareholders, the Company has taken measures to provide information contained in the reference documents for the general meeting of shareholders, etc. electronically (matters subject to measures for electronic provision) and has posted the matters subject to measures for electronic provision as the “Notice of the 17th Annual General Meeting of Shareholders” on the following websites on the Internet. Please access either of the websites below to view the information.

The Company’s website:

https://www.welcia.co.jp/en/index.html

Tokyo Stock Exchange website (Listed Company Search):

https://www2.jpx.co.jp/tseHpFront/JJK020030Action.do?Show=Show

(To access the information, enter the name of the Company in the “Issue name (company name)” field or the securities code to search for the Company and then select “Basic information” and then “Documents for public inspection/PR information.”)

When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk. In addition to attending the meeting in person, you can exercise your voting rights either in writing or via the Internet. Please review the Reference Documents for the General Meeting of Shareholders and exercise your voting rights by 6 p.m. (JST) on Monday, May 26, 2025 in accordance with the “Guidance for Exercising Voting Rights.”

Moreover, we will live stream the General Meeting of Shareholders via the Internet and will accept questions in advance. For further details, please refer to the “Guidance on Live Streaming and Advance Acceptance of Questions via the Internet.”

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1.	Date and Time:	Tuesday, May 27, 2025 at 10 a.m. (JST)
2.	Place:	2-7-1, Nihonbashi, Chuo-ku, Tokyo Belle Salle Tokyo Nihonbashi, Tokyo Nihonbashi Tower B2F
3.	Meeting Agenda:
	Matters to be reported	1.

The Business Report, Consolidated Financial Statements, and results of audits by the Accounting Auditor and the Board of Corporate Auditors of the Consolidated Financial Statements for the Company’s 17th Fiscal Year (March 1, 2024 - February 28, 2025)

		2.	Non-consolidated Financial Statements for the Company’s 17th Fiscal Year (March 1, 2024 - February 28, 2025)
Proposal to be resolved:
	Proposal 1	Approval of the Share Exchange Agreement between the Company and TSURUHA HOLDINGS INC.
	Proposal 2	Partial Amendments to the Articles of Incorporation
	Proposal 3	Election of Twelve (12) Directors

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Reference Documents for the General Meeting of Shareholders

Proposals and References

Proposal 1 Approval of the Share Exchange Agreement Between the Company and TSURUHA HOLDINGS INC.

The Company, TSURUHA HOLDINGS INC. (“Tsuruha HD”), and AEON CO., LTD. (“AEON”) entered into a capital and business alliance agreement (the “Basic Agreement”) dated February 28, 2024 and have been engaged in discussions and consideration towards a capital and business alliance agreement (the “Capital and Business Alliance”) among Tsuruha HD, AEON, and the Company, which includes the business integration (the “Business Integration”) of Tsuruha HD and the Company. As a result, the companies have reached an agreement to implement the Business Integration. Accordingly, based on the resolutions of their respective boards of directors held on April 11, 2025, as part of the Business Integration, the Company and Tsuruha HD have decided to implement a share exchange (the “Share Exchange”), whereby Tsuruha HD will become the wholly owning parent company, and the Company will become a wholly owned subsidiary. On the same day, the two companies entered into a share exchange agreement (the “Share Exchange Agreement”), and Tsuruha HD, the Company, and AEON entered into a definitive agreement concerning the capital and business alliance (the “Definitive Capital and Business Alliance Agreement”), which includes the Business Integration.

The Share Exchange is expected to become effective on December 1, 2025, subject to the approval of the Share Exchange Agreement at the shareholders meetings of Tsuruha HD and the Company, and the satisfaction of the conditions set forth in the Share Exchange Agreement, including obtaining the clearances, permits and approvals under applicable laws and regulations (including the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade) required for the implementation of the Business Integration.

This proposal seeks approval of the Share Exchange Agreement. The reasons for conducting the Share Exchange, the details of the Share Exchange, and other matters related to this proposal are as follows.

If this proposal is approved, prior to the effective date of the Share Exchange, the common stock of the Company (“Company Shares”) are expected to be delisted from the Prime Market of the Tokyo Stock Exchange (the “Tokyo Stock Exchange”), with the final trading date being November 26, 2025.

1. Reasons for conducting the Share Exchange

The Company has a corporate mission of promoting a higher quality of life and healthy lifestyles for its customers, under which it aims to become a platform of lifestyles and a one-stop store that offers key specialist support where it proposes high-value products and services themed on health. Along with evolving its business model that is centered on operating drug stores that dispenses prescriptions, provides counseling services, late-night services and caretaking services, the Company provides counseling and courteous customer service through the expertise of employees, selection of products that suit regional characteristics, and enhanced services that can be used more conveniently, operating stores across Japan from Hokkaido in the north to Okinawa in the south, through which it strives to support the health, beauty and enriched lifestyles of local residents.

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Tsuruha Group (referring to the corporate group consisting of Tsuruha HD, its 12 consolidated subsidiaries as of February 28, 2025; hereinafter the same) aims to become “Japan’s No. 1 drugstore chain” that is loved and appreciated by local communities. Under its management philosophy of “providing affluence and leeway in the lives of our customers,” to contribute to local healthcare, Tsuruha Group’s basic principle is to operate its stores from the customers’ perspective in order to deliver services that are more accessible and reassuring. With such views, Tsuruha Group provides a wide variety of products, including not only pharmaceuticals and cosmetics but also food and daily necessities, and as a multi-store drugstore operator closely connected to the daily lives of local residents, operates its main stores in the non-metropolitan areas (referring to regions excluding major metropolitan areas nationwide) where more than 50% of the population of Japan lives, aiming to provide affluence and leeway to consumers living in those areas. In addition, Tsuruha Group’s basic policy is to serve as a lifeline to protect local customers, helping them lead beautiful and healthy lives, providing a place for local livelihood, employment, and economic activities, and contribute to local communities. Tsuruha Group continuously works to enhance its own strengths, capital, and management base in order to realize its group vision of becoming the largest and best drug store chain in Japan that promotes business activities to realize its management philosophy and enhances actions to solve social issues by providing affluence and leeway more widely from customers to communities and from communities to society as a whole.

Under these circumstances, Tsuruha HD, the Company, and AEON recognize that the expansion of medical, health, and regional disparities has become a major social issue, and the business environment of the drugstore industry has become increasingly challenging due to drug price reductions, rising customer frugality, and increasing costs of labor and logistics. Even under such conditions, in order to realize a society in which everyone has equal access to health and wellness services, the three companies have come to believe that it is necessary to not only grow within the framework of existing business models, but also embark on a fundamental transformation of their own business models. Tsuruha HD, the Company, and AEON will make maximum use of the management resources of the three companies and work together to create the largest drug store alliance in Japan that will demonstrate synergies in various fields. In addition, the companies aim to grow into Asia’s No.1 global company, creating unlimited growth opportunities for their employees and offering higher levels of health and wellness to local residents. To achieve this, the companies have entered into the Basic Agreement, and as part of the Capital and Business Alliance, the companies have engaged in discussions and consideration towards the Business Integration. Tsuruha HD, the Company, and AEON have entered into the Definitive Capital and Business Alliance Agreement, and Tsuruha HD and the Company have reached a definitive agreement to proceed with the Business Integration based on the spirit of “mutual prosperity and coexistence” grounded in a strong partnership built on mutual respect and trust, as part of which the companies will implement the Share Exchange.

The Business Integration will be carried out among Tsuruha HD, the Company, and AEON that share a common philosophy of aiming to realize higher levels of health and wellness (e.g. the development of new healthcare services utilizing digital technology, providing highly specialized services such as nutritional and exercise guidance, and the creation of health-focused communities in collaboration with local regions) and based on a strong partnership underpinned by mutual respect and trust, and as part of the Capital and Business Alliance to create a drugstore alliance that contributes to the enhancement of the corporate value of the three companies. The goal is to continuously support the rich and healthy daily lives of local customers, provide unlimited growth opportunities for employees, and contribute to solving social issues.

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2. Overview of the contents of the Share Exchange Agreement

The contents of the Share Exchange Agreement entered into between the Company and Tsuruha HD on April 11, 2025 are as follows:

This share exchange agreement (the “Agreement”) is entered into on April 11, 2025 (the “Effective Date”) by and between TSURUHA HOLDINGS INC. (“Tsuruha HD”) and WELCIA HOLDINGS CO., LTD. (“Wallica HD”).

Article 1 (Share Exchange)

1.	Tsuruha HD and Welcia HD shall conduct a share exchange (the “Share Exchange”) pursuant to the terms and conditions set forth in this Agreement, whereby Tsuruha HD shall become the wholly owning parent company and Welcia HD shall become the wholly owned subsidiary.
2.	The trade names and addresses of the wholly owning parent company and wholly owned subsidiary in connection with this Share Exchange shall be as follows, respectively:
(1)	Wholly owning parent company

Trade name: TSURUHA HOLDINGS INC.

Address: 20-1-21 Kita 24 Jo Higashi, Higashi-ku, Sapporo, Hokkaido

(2)	Wholly owned subsidiary

Trade name: WELCIA HOLDINGS CO., LTD.

Address: 2-2-15, Sotokanda, Chiyoda-ku, Tokyo

Article 2 (Matters Concerning the Number of Shares to be Delivered and Their Allocation in the Share Exchange)

1.	In the Share Exchange, Tsuruha HD shall deliver to shareholders of Welcia HD (excluding Tsuruha HD and referring to shareholders of Welcia HD after the cancellation of treasury stock in accordance with Article 7; hereinafter the “Eligible Shareholders”), as of the time immediately prior to the acquisition by Tsuruha HD all issued shares of Welcia HD through the Share Exchange (the “Record Time”), a number of Tsuruha HD’s common stock calculated by multiplying the total number of Welcia HD’s common stock by 1.15, in exchange for the common stock of Welcia HD held by Eligible Shareholders. Accordingly, Tsuruha HD shall allocate 1.15 shares of Tsuruha HD’s common stock for each 1 share of Welcia HD’s common stock held.
2.	If, pursuant to the preceding paragraph, a fraction of less than one share arises in the number of common stock of Tsuruha HD to be delivered to Eligible Shareholders, Tsuruha HD shall treat such fractional shares in accordance with the provisions of Article 234 of the Companies Act and other applicable laws and regulations.

Article 3 (Matters Concerning the Amount of Capital Stock and Capital Reserves of the Wholly Owning Parent Company)

The amount of increase in capital stock and capital reserves of Tsuruha HD as a result of this Share Exchange shall be determined by Tsuruha HD at its discretion, in accordance with the provisions of Article 39 of the Regulations for Corporate Accounting.

Article 4 (Effective Date)

1.	The date on which the Share Exchange becomes effective (the “Effective Date”) shall be December 1, 2025. However, if necessary due to procedural requirements of this Share Exchange or other necessary circumstances, Tsuruha HD and Welcia HD may, upon mutual consultation and agreement, change the Effective Date.

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2.	Notwithstanding the provisions of the preceding paragraph, this Share Exchange shall come into effect on the condition precedent that, no later than the business day immediately preceding the Effective Date, a stock split of Tsuruha HD’s common stock at a ratio of 5 shares for each 1 share has become effective.

Article 5 (General Meeting of Shareholders)

Tsuruha HD and Welcia HD shall seek approval by resolution of their respective general meetings of shareholders for this Agreement and matters necessary for this Share Exchange no later than the day preceding the Effective Date.

Article 6 (Distribution of Surplus, etc.)

1.	After the execution of the Agreement, Tsuruha HD may distribute dividends of surplus (i) up to ¥112.00 per share to shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of February 28, 2025, and (ii) up to ¥133.50 per share to shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of August 31, 2025.
2.	After the execution of this Agreement, Welcia HD may distribute dividends of surplus (i) up to ¥18 per share to shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of February 28, 2025, and (ii) up to ¥18 per share to shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of August 31, 2025.
3.	Except as provided in the preceding two paragraphs, Tsuruha HD and Welcia HD shall not, after the execution date of this Agreement, resolve to distribute dividends of surplus with a record date falling prior to the Effective Date. Nor shall either party resolve to acquire treasury stock or treasury stock acquisition rights with an acquisition date prior to the Effective Date (excluding cases where such acquisition is required in response to the exercise of shareholder rights pursuant to applicable laws and regulations).

Article 7 (Cancellation of Treasury Stock)

Welcia HD shall, by a resolution of its Board of Directors at a meeting held no later than the day preceding the Effective Date, cancel all of its treasury stock (including stock acquired pursuant to dissenting shareholders’ appraisal rights exercised under Article 785, Paragraph 1 of the Companies Act in relation to this Share Exchange) as of the Record Time.

Article 8 (Amendment and Termination of this Agreement)

If, between the date of execution of this Agreement and the day preceding the Effective Date, a material change occurs in the financial or business condition of either Tsuruha HD or Welcia HD, a situation arises or becomes evident that would materially hinder the execution of the Share Exchange, or it otherwise becomes difficult to achieve the purpose of the Share Exchange, Tsuruha HD and Welcia HD may, upon mutual consultation and agreement conducted in good faith, amend or terminate this Agreement.

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Article 9 (Effectiveness of this Agreement)

This Agreement shall become null and void in the event that (i) approval by resolution of the general meetings of shareholders of either Tsuruha HD or Welcia HD as set forth in Article 5 is not obtained by the day preceding the Effective Date; (ii) required approvals or authorizations from relevant government authorities, as stipulated by applicable laws and regulations (including foreign laws), necessary for the execution of the Share Exchange are not obtained (including, but not limited, to cases where the waiting period for notifications submitted by Tsuruha HD related to the Share Exchange pursuant to the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of 1947) does not expire by the day preceding the Effective Date, or where a cease and desist order is issued by the Japan Fair Trade Commission); or (iii) this Agreement is terminated in accordance with the preceding article.

Article 10 (Agreed Jurisdiction Court)

All disputes arising in connection with this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

Article 11 (Matters for Consultation)

Matters necessary for the Share Exchange that are not otherwise provided for in this Agreement shall be determined by mutual consultation between Tsuruha HD and Welcia HD, in accordance with the spirit and intent of this Agreement.

As evidence of the execution of this Agreement, Tsuruha HD and Welcia HD shall prepare two original copies, each duly signed and sealed, and retain one copy each.

April 11, 2025

Tsuruha HD

20-1-21 Kita 24 Jo Higashi, Higashi-ku, Sapporo, Hokkaido

TSURUHA HOLDINGS INC.

Jun Tsuruha, Representative Director and President

Welcia HD

2-2-15, Sotokanda, Chiyoda-ku, Tokyo

WELCIA HOLDINGS CO., LTD.

Hideaki Kirisawa, Representative Director, President and Chief Operating Officer

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3. Matters concerning the appropriateness of the consideration for the exchange

(1) Matters concerning the appropriateness of the total number of the consideration for the exchange and its allotment

(i) Details of the allotment in the Share Exchange

	Tsuruha HD (Wholly owning parent company)	The Company (Wholly owned subsidiary)
Share exchange ratio in the Share Exchange	1	1.15
		(Reference: Before considering stock split) 0.23
Number of shares to be delivered in the Share Exchange	Common stock of Tsuruha HD: 232,962,093 (planned)

Notes:

1.	Details of the allotment in the Share Exchange

1.15 shares of Tsuruha HD common stock (“Tsuruha HD Shares”) will be allotted and delivered for each share of Company Shares. This allotment assumes that the stock split of 1 Tsuruha HD share into 5 shares, with a record date of August 31, 2025 and an effective date of September 1, 2025 (the “Stock Split”) will take effect as scheduled. (For details on the Stock Split, please refer to the “Notice Concerning Stock Split and Partial Amendment to the Articles of Incorporation due to Stock Split” disclosed by Tsuruha HD on April 11, 2025.) The above share exchange ratio (the “Share Exchange Ratio”) may be subject to change through mutual consultation between the two companies in the event of any material change to, or discovery of, the underlying assumptions used in its valuation.

2.	Number of Tsuruha HD Shares to be delivered in the Share Exchange

In the Share Exchange, Tsuruha HD shall deliver to shareholders of the Company (referring to those who remain shareholders after the cancellation of treasury stock as described below and excluding Tsuruha HD) as of the time immediately prior to the acquisition by Tsuruha HD all issued Company Shares (excluding Company Shares already held by Tsuruha HD) through the Share Exchange (the “Record Time”), a number of Tsuruha HD Shares calculated by multiplying the total number of Company Shares held by each such shareholder by 1.15 (assuming that the Stock Split will be implemented) in exchange for Company Shares held by such shareholder.

However, as the Company plans to cancel all of its treasury stock (including stock acquired pursuant to dissenting shareholders’ appraisal rights exercised under Article 785, Paragraph 1 of the Companies Act in relation to the Share Exchange) by the day preceding the effective date of the Share Exchange, the number of Tsuruha HD Shares to be delivered through the Share Exchange has been calculated by deducting the Company’s treasury stock as of February 28, 2025 (10,958 shares) from the total number of issued shares of the Company. Accordingly, the number of Tsuruha HD Shares to be delivered in this Share Exchange may be subject to adjustment depending on any repurchase or cancellation of treasury stock by the Company prior to the Effective Date of the Share Exchange.

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With regard to the stock acquisition rights currently issued by the Company (124 units) as of April 11, 2025, if the Agreement is approved at the Company’s Annual General Meeting of Shareholders scheduled for May 27, 2025, the rights will be exercisable for 30 days from the day following the approval date in accordance with the terms of issuance of such stock acquisition rights. If these rights are exercised by the day immediately preceding the Effective Date of the Share Exchange, the number of treasury stock may change due to the disposal of treasury stock.

Additionally, prior to the Share Exchange, TSURUHA CO., LTD., a subsidiary of Tsuruha HD, plans to distribute the Company Shares it holds (totaling 3,352,592 shares) (as of February 28, 2025) to Tsuruha HD as a dividend. Accordingly, the number of Company Shares held by Tsuruha HD is assumed to be a total of 3,352,592 shares when calculating the number of Tsuruha HD Shares to be delivered in the Share Exchange.

Furthermore, the Tsuruha HD Shares to be delivered in the Share Exchange will be provided by utilizing Tsuruha HD’s treasury stock and issuing additional common stock to cover any shortfall.

3.	Handling of shares less than one unit

Shareholders of the Company who receive an allotment of less than one unit (100 shares) of Tsuruha HD Shares (the “Fractional Share Units”) will not be able to sell such Fractional Share Units on the Tokyo Stock Exchange or other financial instruments exchanges. Shareholders who hold such Fractional Share Units may request Tsuruha HD to repurchase their shares in accordance with Article 192, Paragraph 1 of the Companies Act.

4.	Handling of fractions of less than one share

If any fractions of less than one share arise in the number of Tsuruha HD Shares to be delivered in the Share Exchange, Tsuruha HD shall sell the total number of Tsuruha HD share equivalent to the total number of such fractional shares (rounded down to the nearest whole number) in accordance with Article 234 of the Companies Act and other relevant laws and regulations, and distribute the proceeds of such sale to shareholders of the Company who are entitled to receive the allotment of fractional shares, in proportion to the respective fractional shares.

5.	Stock Split

Tsuruha HD will implement the Stock Split of 1 share of Tsuruha HD Shares into 5 shares, effective September 1, 2025, increasing the total number of issued shared from 49,557,068 shares to 247,785,340 shares. The Share Exchange Ratio and the number of shares to be delivered in the Share Exchange stated above are calculated based on the assumption that this Stock Split will take effect.

6.	Amendments to the terms of the Share Exchange and termination of the Share Exchange Agreement

If, prior to the Effective Date, there is a material change in the financial or business conditions of either Tsuruha HD or the Company, or a situation arises or becomes evident that would materially hinder the execution of the Share Exchange, or it otherwise becomes difficult to achieve the purpose of the Share Exchange, Tsuruha HD and the Company may, upon mutual consultation and agreement conducted in good faith, amend or terminate the Share Exchange Agreement. Additionally, if the Definitive Capital and Business Alliance Agreement is terminated or otherwise ended, the Share Exchange Agreement will also be terminated.

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(ii) Basis for the details of allotment in the Share Exchange

a)	Basis and reasons for the details of the allotment

To ensure fairness and appropriateness of the Share Exchange Ratio described above in “(1) Matters concerning the appropriateness of the total number of the consideration for the exchange and its allotment (i) Details of the allotment in the Share Exchange,” Tsuruha HD and the Company have each independently appointed third-party valuation institutions and legal advisors that are independent of Tsuruha HD, the Company, and AEON. Tsuruha HD appointed SMBC Nikko Securities Inc. (“SMBC Nikko Securities”) as its financial and third-party valuation institution, while the Company appointed Mizuho Securities Co., Ltd. (“Mizuho Securities”) for the same role. Additionally, Tsuruha HD appointed TMI Associates as its legal advisor, while the Company appointed Mori Hamada & Matsumoto for the same role. Based on these appointments, the two companies have commenced full-scale consideration of the transaction.

Tsuruha HD held careful and thorough discussions based on the valuation report on the Share Exchange Ratio, dated April 10, 2025, obtained from its financial advisor and third-party valuation institution SMBC Nikko Securities; legal advice from its legal advisor TMI Associates; results of various due diligence procedures conducted on the Company by Tsuruha HD and its advisors; and findings from Tsuruha HD’s special committee (the “Special Committee (Tsuruha HD)”) comprised of five members: Mr. Takuya Okazaki (independent outside director and audit and supervisory committee member of Tsuruha HD), Ms. Harumi Sato (independent outside director and audit and supervisory committee member of Tsuruha HD), Ms. Wakana Tanaka (independent outside director of Tsuruha HD), Mr. Hiroshi Okuno (independent outside director of Tsuruha HD), Mr. Hiroshi Okuno (independent outside director of Tsuruha HD), and Mr. Tatsuichi Asada (independent outside director and audit and supervisory committee member of Tsuruha HD). In addition, Tsuruha HD took into account the financial conditions, performance trends, and stock price movement of both companies. As a result, Tsuruha HD concluded that that Share Exchange Ratio described in “(1) Matters concerning the appropriateness of the total number of the consideration for the exchange and its allotment (i) Details of the allotment in the Share Exchange” is fair and appropriate, and determined that it would be in the interests of Tsuruha HD’s shareholders.

For further details of the above, please refer to “(3) Measures to ensure fairness (including measures to avoid conflicts of interest)” under “3. Matters concerning the appropriateness of the consideration for the exchange” under Proposal 1 in the Reference Documents for the General Meeting of Shareholders in the “Notice of the 17th Annual General Meeting of Shareholders,” which has been posted as matters subject to measures for electronic provision on the Company’s website and the Tokyo Stock Exchange website in the convening of this General Meeting of Shareholders.

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The Company held careful and thorough discussions as described in “(3) Measures to ensure fairness (including measures to avoid conflicts of interest)” below based on the valuation report on the Share Exchange Ratio dated April 10, 2025 and a fairness opinion (the “Fairness Opinion”) that determines that the Share Exchange Ratio is financially appropriate from the perspective of the Company’s common shareholders, obtained from its financial advisor and third-party valuation institution Mizuho Securities; legal advice from legal advisor Mori Hamada & Matsumoto; results of various due diligence procedures conducted on Tsuruha HD by the Company; and guidance, advice, and a recommendation report (For details, please refer to “(a) Establishment of an independent special committee at the Company and receipt of the recommendation report” under “(3) Measures to ensure fairness (including measures to avoid conflicts of interest) below.) dated April 11, 2025 from our special committee (the “Special Committee (the Company)”) which is comprised of three members: Mr. Katsunori Nozawa (Outside Director of the Company, independent director/auditor), Mr. Hirohisa Kagami (former Outside Corporate Auditor of the Company and attorney at law), and Mr. Masahiko Yasuda (President and Representative Director of Benedi Consulting Co., Ltd. and certified public accountant). (For details, please refer to “(a) Establishment of an independent special committee at the Company and receipt of the recommendation report” under “(3) Measures to ensure fairness (including measures to avoid conflicts of interest) below.) As a result, the Company ultimately concluded that the Share Exchange Ratio described in “(1) Matters concerning the appropriateness of the total number of the consideration for the exchange and its allotment (i) Details of the allotment in the Share Exchange” is fair and appropriate, and determined that it would be in the interests of the Company’s shareholders. Accordingly, the Company determined that proceeding with the Share Exchange based on this Share Exchange Ratio is appropriate.

As described above, Tsuruha HD and the Company engaged in careful consideration, taking into account the valuation results of the share exchange ratio submitted by the third-party valuation institutions of both companies and results of due diligence investigations conducted on each other. The companies engaged in repeated and careful discussions and negotiations regarding the terms of the Share Exchange, including the Share Exchange Ratio, based on comprehensive evaluations of each company’s financial condition, asset conditions, and future outlook. As a result, Tsuruha HD and the Company determined that the Share Exchange Ratio is appropriate and in the interest of their respective shareholders, and have therefore determined that proceeding with the Share Exchange based on the Share Exchange Ratio is appropriate.

It should be noted that, pursuant to the Share Exchange Agreement, the Share Exchange Ratio is subject to change by mutual agreement between the companies if there is a material change in the conditions on which the valuation is based.

b)	Matters concerning valuation
1)	Names of valuation institutions and relationships with the two companies

SMBC Nikko Securities, the third-party valuation institution for Tsuruha HD, YAMADA Consulting Group Co., Ltd (“Yamada Consulting”), the third-party valuation institution independently appointed by the Special Committee (Tsuruha HD), and Mizuho Securities, the third-party valuation institution for the Company, are all valuation institutions independent of Tsuruha HD, AEON, and the Company. None of the institutions are a related party to Tsuruha HD, AEON, or the Company, and they do not have any material interests that should be disclosed in relation to the Share Exchange.

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SMBC Nikko Securities is a major shareholder of the Company, holding 1.22% of the Company’s issued shares (as of February 28, 2025). SMBC Nikko Securities is a member of the group company of the Sumitomo Mitsui Financial Group, Inc., which is the same corporate group to which Sumitomo Mitsui Banking Corporation (“Sumitomo Mitsui Banking Corporation”) belongs, which engages in loan and other transactions as part of ordinary banking transactions with the Tsuruha Group, the Group (a corporate group comprised of the Company, 17 consolidated subsidiaries, and 3 non-consolidated subsidiaries as of February 28, 2025; hereinafter the same), and the AEON Group (a corporate group comprised of AEON, 306 consolidated subsidiaries, and 26 equity-method affiliates as of February 28, 2025; hereinafter the same). However, Tsuruha HD appointed SMBC Nikko Securities as its financial advisor and third-party valuation institution based on the track record of SMBC Nikko Securities as a third-party valuation institution and taking into account that information barriers are in place, in accordance with internal policies, between the departments in charge of financial advisory services and valuation services for Tsuruha HD and the Company from other departments and from Sumitomo Mitsui Banking Corporation, as a preventative measure; Tsuruha HD and SMBC Nikko Securities engage in transactions under conditions similar to those with general business partners, thereby maintaining the independence of SMBC Nikko Securities as a financial advisor and third-party valuation institution; and SMBC Nikko Securities is not a related party to Tsuruha HD, AEON, or the Company, and Tsuruha HD therefore believes there are no particular issues in requesting SMBC Nikko Securities to perform the valuation. The Special Committee (Tsuruha HD) confirmed that there are no concerns regarding the independence or expertise of SMBC Nikko Securities, and approved its appointment as Tsuruha HD’s financial advisor and third-party valuation institution.

It should be noted that Tsuruha HD did not obtain a fairness opinion from SMBC Nikko Securities regarding the appropriateness of the Share Exchange Ratio, as Tsuruha HD has implemented various measures described below in “(3) Measures to ensure fairness (including measures to avoid conflicts of interest)” and determined the Share Exchange Ratio after discussions and negotiations with the Company.

Compensation for SMBC Nikko Securities for this Transaction (collectively referring to the acquisition of Tsuruha HD Shares by AEON to achieve a voting rights ratio of 50.9% by combining such acquired shares with Tsuruha HD Shares already held by AEON (the “Consolidation into a Subsidiary”), and the Share Exchange; hereinafter the same) includes a success fee that is payable contingent upon the completion of the Transaction. Tsuruha HD considered general industry practices in similar transactions and whether a compensation system that would result in financial burden on Tsuruha HD if the Transaction were not completed. As a result, Tsuruha HD determined that the independence of SMBC Nikko Securities is not negated by such compensation system as certain fees are payable regardless of the successful completion of the Transaction. Based on this assessment, Tsuruha HD appointed SMBC Nikko Securities as its financial advisor and third-party valuation institution based on such compensation system.

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Yamada Consulting is not a related party of Tsuruha HD, the Company, or AEON, and holds no material interests in connection with the Share Exchange. Furthermore, fees payable to Yamada Consulting for the Transaction consist solely of fixed fees, which are payable regardless of the Transaction’s outcome, and do not include any success fee contingent upon the successful completion of the Share Exchange.

Mizuho Bank, Ltd. (“Mizuho Bank”) and Mizuho Trust & Banking Co., Ltd. (“Mizuho Trust & Banking”), which are group companies of Mizuho Securities, hold shareholder positions in AEON, and they also engage in loan and other transactions with AEON as part of ordinary banking transactions. Additionally, Mizuho Bank engages in loan and other transactions as part of ordinary banking transactions with the Company. However, neither Mizuho Bank nor Mizuho Trust & Banking have any material conflict of interest relationships with the Company, Tsuruha HD, or AEON in connection with the Share Exchange. According to Mizuho Securities, it has established and implemented an appropriate framework for managing conflicts of interest, including information barriers between Mizuho Securities, Mizuho Bank, and Mizuho Trust & Banking in compliance with applicable laws and regulations, including Article 36, Paragraph 2 of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended) and Article 70-4 of the Cabinet Office Ordinance on Financial Instruments Business, ensuring that the department in charge of financial advisory services at Mizuho Securities conducted the share valuation independently of the positions of Mizuho Bank and Mizuho Trust & Banking as shareholders and lenders, without being influenced by any material interests that involves a conflict of interest related to the Share Exchange. Accordingly, the Company has determined that the independence of Mizuho Securities as a third-party valuation institution is maintained, given that a conflict of interest management system is in place and effectively implemented; transactions between the Company and Mizuho Securities are conducted on the same terms as with any general business partners, thereby maintaining the independence of Mizuho Securities as a third-party valuation institution; and Mizuho Securities has a track record of serving as a third-party valuation institution in similar transactions.

Compensation for Mizuho Securities in connection with the execution of the Definitive Capital and Business Alliance Agreement and associated Business Integration (the “Business Integration, etc.”) includes a success fee that is payable contingent upon the completion of the Business Integration, etc. The Company considered general industry practices in similar transactions and whether a compensation system would result in financial burden on the Company if the Business Integration, etc. was not completed. As a result, the Company determined that the independence of Mizuho Securities is not negated by such compensation system as certain fees are payable regardless of the successful completion of the Business Integration, etc. Based on this assessment, the Company appointed Mizuho Securities as its financial advisor and third-party valuation institution based on such compensation system.

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2)	Outline of valuation
(i)	Valuation by SMBC Nikko Securities

SMBC Nikko Securities conducted the valuation employing market price analysis, since the shares of both Tsuruha HD and the Company are listed on the Tokyo Stock Exchange Prime Market and have observable market prices. Additionally, SMBC Nikko Securities employed the comparable company analysis method, since there are multiple listed companies that are comparable to Tsuruha HD and the Company, which makes it possible to infer the share value by comparing with similar listed companies. Furthermore, the discounted cash flow method (DCF analysis) was employed to reflect the future business activities in the valuation.

The market price analysis was conducted with a valuation reference date of April 9, 2025, and based on the average of the closing prices over the 1-month, 3-month, and 6-month periods prior to the reference date on the Tokyo Stock Exchange.

The following are the calculation results using the above methods. The calculated range of the Share Exchange Ratio below is the calculation range of the number of Tsuruha HD Shares allotted to each share of the Company’s common stock.

Method used	Share exchange ratio valuation results (before consideration of stock split)
Market price analysis	0.232 - 0.238
Comparable company analysis	0.165 - 0.249
DCF analysis	0.153 - 0.286

It should be noted that the financial forecasts of Tsuruha HD and the Company used by SMBC Nikko Securities as the basis for its valuation do not include any fiscal years with expected significant increases or decreases in profit. These financial forecasts of Tsuruha HD and the Company do not assume that the Share Exchange will be implemented.

(Note): SMBC Nikko Securities has prepared the share exchange ratio valuation report on the assumption that all materials and information used as the basis for the report are accurate and complete. SMBC Nikko Securities has not independently verified the accuracy or completeness of such materials and information, nor does it assume any obligation or responsibility for such verification. It is also assumed that Tsuruha HD and the Company are not aware of any facts or circumstances that would render the information provided inaccurate or misleading. Furthermore, SMBC Nikko Securities has not independently evaluated, appraised, or assessed the assets or liabilities of Tsuruha HD, the Company, or their respective affiliates, nor has it requested any third-party evaluations, appraisals, or assessments. If any issues are found with the accuracy or completeness of these materials and information, the calculation results may differ significantly.

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Additionally, it is assumed that there are no undisclosed litigations, disputes, environmental, tax-related claims or liabilities, or other contingent liabilities or off-balance-sheet liabilities, nor any other facts that would materially affect the share exchange ratio valuation report concerning Tsuruha HD, the Company, or their respective affiliates. Business plans and other information used by SMBC Nikko Securities in the share exchange ratio valuation report are assumed to have been prepared by both companies based on the best forecasts and judgments as of the valuation reference date, following reasonable and appropriate procedures. Moreover, when SMBC Nikko Securities conducts analyses based on assumptions provided in the share exchange ratio valuation report, it is assumed that the provided materials, information, and assumptions are accurate and reasonable. SMBC Nikko Securities has not independently verified the accuracy, reasonableness, or feasibility of these assumptions and does not assume any obligation or responsibility for such verification.

The share exchange ratio valuation report prepared by SMBC Nikko Securities is intended to serve as reference information for the Tsuruha HD Board of Directors in determining the share exchange ratio. It does not express an opinion on the fairness of the share exchange ratio agreed upon and determined between Tsuruha HD and the Company.

(ii)	Valuation by Yamada Consulting

Yamada Consulting conducted the valuation employing market price analysis, since the shares of both Tsuruha HD and the Company are listed on the Tokyo Stock Exchange Prime Market and have observable market prices. Additionally, Yamada Consulting employed the comparable company analysis method, since there are multiple listed companies that are comparable to Tsuruha HD and the Company, which makes it possible to infer the share value by comparing with similar listed companies. Furthermore, DCF analysis was employed to reflect the future business activities in the valuation.

The following are the valuation results using the above methods.

Method used	Share exchange ratio valuation results (before consideration of stock split)
Market price analysis	0.199 - 0.261
Comparable company analysis	0.150 - 0.247
DCF analysis	0.168 - 0.304

The market price analysis was conducted with a valuation reference date of April 10, 2025, and based on the closing price of the valuation reference date, and the simple average of the closing prices over the 1-month, 3-month, and 6-month period prior to the reference date on the Tokyo Stock Exchange Prime Market.

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The financial forecasts of Tsuruha HD and the Company used by Yamada Consulting as the basis for the DCF analysis do not include any fiscal years in which significant increases or decreases in profit are expected. These financial forecasts of Tsuruha HD and the Company do not assume the implementation of the Share Exchange, as the synergy effects anticipated to be realized through the execution of the Share Exchange are difficult to estimate at this time.

(Note)	Yamada Consulting has conducted the valuation of the Share Exchange Ratio based primarily on information provided to Yamada Consulting from both companies and publicly available information, and based on the assumption that such materials and information are all accurate and complete. Yamada Consulting has not independently verified the accuracy or completeness of such materials and information. Yamada Consulting has not independently evaluated, appraised, or assessed the assets or liabilities (including off-balance-sheet assets, off-balance-sheet liabilities, and other contingent liabilities) of both companies, nor has it requested any third-party evaluation, appraisals, or assessments. Yamada Consulting assumes that the financial forecasts (including business plans and other information) provided by both companies were reasonably prepared by their respective management team based on the best estimation and judgment which could be obtained at the time when the financial forecasts were provided. Yamada Consulting’s valuation reflects the information obtained by Yamada Consulting and the economic conditions existing up to April 10, 2025.

(iii)	Valuation by Mizuho Securities

Mizuho Securities conducted the valuation employing market price analysis (with the valuation reference date set at April 10, 2025, and based on the closing price on the Tokyo Stock Exchange Prime Market, and the simple average of the closing prices of Tsuruha HD’s and the Company’s shares over the 1-month period from March 11, 2025 through the valuation reference date, the 3-month period from January 14, 2025 through the valuation reference date, and the 6-month period from October 11, 2024 through the valuation reference date on the Tokyo Stock Exchange Prime Market), since the shares of both Tsuruha HD and the Company are listed on the Tokyo Stock Exchange Prime Market and have observable market prices. In addition, since there are multiple comparable listed companies for both Tsuruha HD and the Company, Mizuho Securities also used the Comparable Multiple Valuation Method. Furthermore, to reflect the expected future business performance of both companies, DCF analysis was also employed in the valuation. The following are the calculation results using the above methods. The following are the results of the share exchange ratio calculation, where the per-share value of Tsuruha HD based on each valuation method is 1.

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	Method used	Calculated range of share exchange ratio (before considering the stock split)
1	Market price analysis	0.222 – 0.237
2	Comparable Multiple Valuation Method	0.137 – 0.262
3	DCF analysis	0.141 – 0.353

Mizuho Securities has conducted the valuation of the share exchange ratio on the assumption that all publicly available information and information provided to Mizuho Securities are accurate and complete, and has not independently verified the accuracy or completeness of such information. Mizuho Securities has not independently evaluated, appraised, or assessed the assets or liabilities (including financial derivatives, off-balance-sheet assets, off-balance-sheet liabilities, and other contingent liabilities) of Tsuruha HD, the Company, or their respective affiliates, including analysis and evaluation of individual assets and liabilities, nor has it requested any third-party evaluation, appraisals, or assessments. Mizuho Securities assumes that Tsuruha HD’s and the Company’s financial forecasts (including profit plans and other information) were reasonably examined or prepared by their respective management team based on the best estimation and judgment which could be obtained at this point in time. Mizuho Securities’ valuation reflects the information obtained by Mizuho Securities and the economic conditions existing up to April 10, 2025. Mizuho Securities’ valuation is intended solely to serve as reference for the Company’s Board of Directors in considering the share exchange ratio.

It should be noted that the financial forecasts of both companies used by Mizuho Securities as the basis for the valuation using DCF analysis do not include any fiscal years in which significant increases or decreases in profit are expected. These financial forecasts of both companies do not assume that the Share Exchange will be implemented.

(2) Reason for selecting the common stock of Tsuruha HD as consideration for the exchange

The Company and Tsuruha HD selected the common stock of Tsuruha HD, which will become the wholly owning parent company, as consideration in the Share Exchange. The Company and Tsuruha HD have determined that the common stock of Tsuruha HD is appropriate as consideration in the Share Exchange. This is because it is listed on the Tokyo Stock Exchange and is highly liquid, providing shareholders with opportunities to convert it into cash as needed. In addition, the Company's shareholders who receive Tsuruha HD’s common stock as consideration for the exchange can benefit from the expanded business scale and improved profitability resulting from the Business Integration, as well as potential stock price appreciation and dividends associated with these positive effects.

(3) Measures to ensure fairness (including measures to avoid conflicts of interest)

Tsuruha HD recognizes that the Transaction, including the Share Exchange, results in AEON acquiring a majority of voting rights in Tsuruha HD, and is a transaction with AEON as a direct or indirect counterparty.

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AEON directly holds 9,675,200 Tsuruha HD Shares (Ownership Ratio (Tsuruha HD) (Note 1): 19.66%) and is expected to acquire an additional 3,530,000 Tsuruha HD Shares from Nomura Securities Co., Ltd. (the “Additional Share Purchase”). These transactions are expected to result in AEON holding 13,205,200 Tsuruha HD Shares (Ownership Ratio (Tsuruha HD): 26.83%). Given these circumstances, and taking into account various considerations such as the general acknowledgement that the Tsuruha HD Board of Directors (the “Tsuruha HD Board of Directors”) may be influenced by AEON in making decisions related to the Transaction given this structure, leading to a potential conflict of interest between the Tsuruha HD Board of Directors and the general shareholders of Tsuruha HD when determining whether to implement the Transaction, Tsuruha HD has implemented the following measures to ensure fairness.

In addition, the Company recognizes that the Share Exchange is being carried out based on the Basic Agreement in accordance with the Definitive Capital and Business Alliance Agreement to be executed by Tsuruha HD, AEON and the Company in relation to the Business Integration and AEON making Tsuruha HD a consolidated subsidiary. As of today, AEON holds (i) 105,981,400 shares of the Company (Ownership Ratio (the Company) (Note 2): 50.51%) and has the Company as a consolidated subsidiary, and (ii) 9,675,200 Tsuruha HD Shares (Ownership Ratio (Tsuruha HD): 19.54%). Given these circumstances, in the course of reaching an agreement in the Definitive Capital and Business Alliance Agreement regarding the Business Integration, including the Share Exchange, the interests of AEON and the interests of the minority shareholders of Tsuruha HD and the Company are not necessarily aligned. As a result, there is potential for conflicts of interest to arise between Tsuruha HD and the Company through AEON. Accordingly, to take all possible measures to ensure the fairness of the Business Integration, the Company has implemented the following measures.

(Note 1): “Ownership Ratio (Tsuruha HD)” refers to the ratio of Tsuruha HD Shares to the number of shares (49,220,113 shares) obtained by subtracting the number of treasury shares owned by Tsuruha HD as of February 28, 2025 (890,955 shares), as stated in the Consolidated Financial Results for the Fiscal Year Ended February 28, 2025 (Under Japanese GAAP) (the “Tsuruha HD Financial Results”) submitted by Tsuruha HD on April 11, 2025, from the total number of issued shares (49,557,068 shares) as of the same date, as stated in the Tsuruha HD Financial Results, and adding the total number of Tsuruha HD Shares (554,000 shares) underlying the 5,149 stock acquisition rights that Tsuruha HD reported as outstanding as of the same date (with the ratio rounded to the second decimal place; hereinafter, the same applies in the calculation of the Ownership Ratio (Tsuruha HD)).

(Note 2): “Ownership Ratio (the Company)” refers to the ratio of Company Shares to the number of shares (209,802,042 shares) obtained by subtracting the number of treasury stock owned by the Company as of February 28, 2025 (10,958 shares), as stated in the Consolidated Financial Results for the Fiscal Year Ended February 28, 2025 [Japanese GAAP] (“Financial Results of the Company”) submitted by the Company on April 11, 2025 from the total number of issued shares (209,713,800 shares) as of the same date, as stated in the Financial Results of the Company, plus the total number of Company Shares (99,200 shares) underlying the 124 stock acquisition rights that the Company reported as outstanding as of the same date (with the ratio rounded to the second decimal place; hereinafter, the same applies in the calculation of the Ownership Ratio (the Company)).

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[Tsuruha HD’s Measures to Ensure Fairness]

The measures taken at Tsuruha HD to ensure fairness are as follows.

① Tsuruha HD having established an independent special committee and obtained a written report from the special committee

(i)	Background of establishment

Tsuruha HD decided, based on the resolution at the board of directors meeting held on September 6, 2024, to establish the Special Committee (Tsuruha HD) comprised of five members: Mr. Takuya Okazaki (independent outside director and audit and supervisory committee member of Tsuruha HD), Ms. Harumi Sato (independent outside director and audit and supervisory committee member of Tsuruha HD), Ms. Wakana Tanaka (independent outside director of Tsuruha HD), Mr. Hiroshi Okuno (independent outside director of Tsuruha HD), and Mr. Tatsuichi Asada (independent outside director and audit and supervisory committee member of Tsuruha HD), after confirming the independence of the Special Committee (Tsuruha HD) from AEON, Tsuruha HD, and Welcia HD, as well as from the successful completion or failure of the Transaction. The Tsuruha HD Board of Directors also resolved to request the Special Committee (Tsuruha HD) to provide recommendations on the following matters: (a) matters concerning the reasonableness of the purpose of the Transaction (including whether the Transaction contributes to the enhancement of the corporate value of the Tsuruha Group); (b) matters concerning the appropriateness of the terms of the Transaction (including whether the method of implementation and the type of consideration for the Transaction are appropriate); (c) matters concerning the fairness of the Transaction procedures (including the consideration of what kind of measures should be taken to ensure fairness and to what extent), (d) in light of the considerations (a) to (c) above, whether the decision by the Tsuruha HD Board of Directors to implement the Transaction (including the content of the opinion statement if a tender offer is implemented as part of the Transaction) would be disadvantageous to the minority shareholders of Tsuruha HD (collectively, the “Consultation Matters (Tsuruha HD)”).

Furthermore, Tsuruha HD confirmed that the candidates for the Special Committee (Tsuruha HD) members are independent of Tsuruha HD, AEON and Welcia HD and does not have material interests that differed from those of the minority shareholders regarding the successful completion or failure of the Transaction. Based on this, Tsuruha HD selected Mr. Takuya Okazaki, Ms. Harumi Sato, Ms. Wakana Tanaka, Mr. Hiroshi Okuno, and Mr. Tatsuichi Asada as candidates for the Special Committee (Tsuruha HD) members (There have been no changes to the members of the Special Committee (Tsuruha HD) since its establishment. Additionally, no success fees or other compensation linked to the success or failure of the Transaction are paid to the members of the Special Committee (Tsuruha HD)).

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Additionally, in establishing the Special Committee (Tsuruha HD), the board of directors of Tsuruha HD resolved that (i) the board of directors of Tsuruha HD would make decisions regarding the Transaction by fully respecting the judgment of the Special Committee (Tsuruha HD), and (ii) if the Special Committee (Tsuruha HD) determined that the terms of the Transaction were not appropriate, the board of directors of Tsuruha HD would not make a decision to execute the Transaction.

Furthermore, the board of directors of Tsuruha HD resolved to grant the Special Committee (Tsuruha HD) the authority to (i) ask questions or seek explanations or advice from Tsuruha HD’s advisors for the Transaction on matters necessary for the consideration of the Consultation Matters (Tsuruha HD), or if deemed particularly necessary, appoint its own independent advisors, with the costs to be borne by Tsuruha HD, (ii) receive reports on the progress of negotiations from Tsuruha HD in a timely manner,provide opinions, instructions, and requests to Tsuruha HD at critical stages and be substantially involved in the negotiation process regarding the transaction terms. Additionally, the Special Committee (Tsuruha HD) approved the appointment of SMBC Nikko Securities as Tsuruha HD’s financial advisor and third-party valuation institution, and TMI Associates as Tsuruha HD’s legal advisor, after confirming that there are no issues with their independence and expertise.

(ii)	Background of the review

The Special Committee (Tsuruha HD) convened a total of 25 times between October 18, 2024 and April 10, 2025 and carried out its duties related to the Consultation Matters (Tsuruha HD) by reporting, sharing information, deliberating, and making decisions.

The Special Committee (Tsuruha HD) approved the appointment of SMBC Nikko Securities as Tsuruha HD’s financial advisor and third-party valuation institution after confirming its independence and expertise. The Special Committee (Tsuruha HD) also approved the appointment of TMI Associates as Tsuruha HD’s legal advisor after confirming it is not a related party to AEON, Welcia HD or Tsuruha HD and does not have material interests in the Transaction, including the Share Exchange. Furthermore, the Special Committee (Tsuruha HD) appointed Yamada Consulting as its financial advisor and third-party valuation institution after confirming its independence and expertise, and appointed Hibiya Park Law Offices as its legal advisor after confirming that it is not a related party to AEON, Welcia HD or Tsuruha HD and does not have any material interests in the Transaction, including the Share Exchange. Additionally, as described below in “⑤ Tsuruha HD having established an independent review framework,” the Special Committee (Tsuruha HD) confirmed that there are no issues from the perspectives of independence and fairness regarding the internal consideration framework established by Tsuruha HD for the Transaction.

The Special Committee (Tsuruha HD) considered the measures to be taken to ensure procedural fairness in the Transaction, based on the opinions obtained from TMI Associates and Hibiya Park Law Offices. Additionally, with advice from Yamada Consulting, the Special Committee (Tsuruha HD) approved the business plan prepared by Tsuruha HD for the fiscal year ended February 2025 to the fiscal year ending February 2030, after receiving explanations from Tsuruha HD regarding the content, key assumptions, and preparation process of such business plan and confirming their reasonableness.

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The Special Committee (Tsuruha HD) also received explanations from Tsuruha HD about the purpose and significance of the Transaction, and other matters such as its impact on Tsuruha HD’s business, followed by a Q&A session on these points. The Special Committee (Tsuruha HD) presented questions to AEON and Welcia HD regarding the purpose and background of the Transaction and other matters such as the post-Transaction management policies and received their responses.

Additionally, regarding the negotiations between Tsuruha HD and Welcia HD, the Special Committee (Tsuruha HD) received reports from Tsuruha HD and SMBC Nikko Securities as necessary, conducted reviews and deliberations, and provided necessary opinions on Tsuruha HD’s negotiation strategy as appropriate. Specifically, upon receiving responses from Welcia HD concerning the Share Exchange Ratio, the Special Committee (Tsuruha HD) received a report on each response and consulted with SMBC Nikko Securities and Yamada Consulting for analysis and opinions on the response strategy. The Special Committee (Tsuruha HD) then reviewed the advice received from Yamada Consulting from a financial perspective. Based on this, the Special Committee (Tsuruha HD) provided Tsuruha HD with its opinion on what Tsuruha HD should discuss with Welcia HD to achieve the significance and purpose of the Transaction, and was otherwise substantially involved in the overall discussion and negotiation process between Tsuruha HD and Welcia HD regarding the terms of the Transaction, including the Share Exchange Ratio.

Furthermore, the Special Committee (Tsuruha HD) received explanations on multiple occasions from TMI Associates and Hibiya Park Law Offices regarding the contents of the draft disclosure documents concerning the Share Exchange that Tsuruha HD planned to disclose or file. Given that, the Special Committee (Tsuruha HD) confirmed that appropriate information disclosure was planned. Additionally, each time Tsuruha HD received a proposal from Welcia HD concerning the Share Exchange, the Special Committee (Tsuruha HD) was promptly informed. The Special Committee (Tsuruha HD) provided opinions on multiple occasions to Tsuruha HD regarding the Share Exchange Ratio, deliberated on and reviewed the strategy for negotiating with Welcia HD, and was otherwise substantially involved in the discussions and negotiations concerning the Share Exchange Ratio.

(iii) Content of the decision

Under the circumstances described above, after careful consideration and discussions regarding the Consultation Matters (Tsuruha HD) based on the legal advice obtained from TMI Associates and Hibiya Park Law Offices, and the financial advice obtained from Yamada Consulting, the Special Committee submitted a written report (the “Written Report (Tsuruha HD)”) to Tsuruha HD’s board of directors on April 10, 2025, with unanimous consent from all committee members. The main points of the Written Report are as follows.

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(a) Details of the written report

i	The Transaction is recognized as contributing to the enhancement of the corporate value of the Tsuruha Group, and the purpose of the Transaction is reasonable.
ii	The terms and conditions of the Transaction are reasonable (however, with regard to the tender offer price for the Tender Offer (hereinafter referred to as the “Tender Offer Price”), although the Tender Offer Price is a price that adds a premium to the market price, the listing of Tsuruha HD Shares is scheduled to be maintained even after the Tender Offer, and there is also sufficient rationality that the Tsuruha HD shareholders will take the option to retain their Tsuruha HD Shares after the Tender Offer, it is appropriate to reserve the decision on the appropriateness of the Tender Offer Price to the judgment of Tsuruha HD, and to leave the decision on whether or not to accept or reject the Tender Offer to the judgment of the Tsuruha HD shareholders.).
iii	The procedures for the Transaction are fair.
iv	In light of (i) to (iii) above, the decision to conduct the Share Exchange and to express support for the Tender Offer is not disadvantageous to the minority shareholders of Tsuruha HD (i.e., the decision by the board of directors of Tsuruha HD to (A) implement the Share Exchange and (B) express support for the Tender Offer is not disadvantageous to the minority shareholders of Tsuruha HD. Furthermore, with regard to (B) above, the listing of Tsuruha HD Shares is scheduled to be maintained even after the Tender Offer, and there is also sufficient rationality that the Tsuruha HD shareholders will take the option to retain their Tsuruha HD Shares after the Tender Offer, so it is not disadvantageous to the minority shareholders of Tsuruha HD to reserve the decision on the appropriateness of the Tender Offer Price to the judgment of Tsuruha HD, and to leave the decision on whether or not to accept or reject the Tender Offer to the judgment of the Tsuruha HD shareholders.).

(b) Reasons for the written report

i	Matters concerning the rationality of the purpose of the Transaction (including whether the Transaction will contribute to the enhancement of the corporate value of the Tsuruha Group)The Special Committee (Tsuruha HD) asked AEON, Tsuruha HD, and Welcia HD questions about the purpose of the Transaction and the specific details of the corporate value of the Tsuruha Group that is expected to improve as a result of the Transaction. The following is a summary of the content of those questions.

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・　The capital relationship between AEON and Tsuruha HD began in January 1995, when they entered a business and capital alliance agreement and acquired 32,000 shares of Tsuruha Co., Ltd. through a third-party allocation to Jusco Co., Ltd.

・　The drugstore industry, including Tsuruha HD, has steadily expanded its market scale in the context of rising health demands, an expansion of product lineup, and ambitious store openings. On the other hand, it is facing changes in the business environment, such as a rise in consumer thriftiness due to high prices and increasing personnel and distribution costs. In addition, in Japan, the industry is perceived to be entering a mature stage of growth, with increasing momentum for reorganization. Under these circumstances, Tsuruha HD aims to transform itself into a leaner corporate structure that can achieve even greater growth through promoting key strategies in the areas of stores, dispensing, DX, and private brands, including strengthening its dominant strategy in areas where it has already opened stores, expanding the number of stores with in-house dispensing facilities, building a next-generation infrastructure by revamping internal systems of each department, and strengthening its lineup of private brand products. However, amid the growing social issues of the expansion of medical, health, and regional disparities, the business environment in the drugstore industry is becoming increasingly challenging due to factors such as drug price reductions, rising consumer frugality, and escalating labor and logistics costs, to achieve a society where everyone can equally access health and wellness services. Even in this kind of environment, it is necessary to not only grow within the framework of existing business models, but also embark on a fundamental transformation of their own business models.

・　Based on the recognition of issues described above, AEON, which have had a partnership with Tsuruha HD for some time, Tsuruha HD and Welcia HD have been working to realize the principles of each company and improve corporate value, while also continuously sharing information and recognizing issues with each other. As announced in the Basic Agreement Press Release, AEON, Tsuruha HD, and Welcia HD entered into the Basic Agreement because the three companies have come to the conclusion that it is optimal to achieve higher levels of health and wellness for local residents (for example, new healthcare services that utilize digital technology, the provision of highly specialized services including nutritional guidance and exercise guidance, and the formation of health communities in collaboration with the local community) by making maximum use of the management resources of each company, and by working together, they can demonstrate synergies in various fields, create the largest drug store alliance in Japan, acquire competitiveness, and aim to grow into the No.1 global company in Asia, while also creating unlimited growth opportunities for their employees.

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In addition, under the Basic Agreement, as part of the capital alliance, by December 31, 2027 at the latest, a business integration will be implemented with Tsuruha HD as the parent company and Welcia HD as a wholly owned subsidiary (furthermore, it was agreed that the effective date of the Share Exchange will be December 1, 2025, based on the Definitive Capital and Business Alliance Agreement), and thereafter, AEON will acquire additional Tsuruha HD Shares to the extent that its voting rights ratio in Tsuruha HD Shares will be the majority but less than 51%, making Tsuruha HD a consolidated subsidiary, and AEON, Tsuruha HD and Welcia HD will separately discuss in good faith and decide on the details of the selection, timing and conditions of the actual implementation items within the following scope, as part of the business alliance.

(i)	Mutual cooperation on the development of stores and in-store dispensing pharmacies
(ii)	Mutual cooperation on the procurement of products and electricity and development
(iii)	Mutual cooperation in improving logistics efficiency
(iv)	Alignment in settlement, point systems, digital marketing, insurance, and others
(v)	Promotion of joint development and mutual supply of private-brand products
(vi)	Mutual cooperation on the promotion of digital transformation (DX) and e-commerce (EC)
(vii)	Exchange of management know-how
(viii)	Research and promotion of food and drug business model
(ix)	Exchange of human resources and personnel information

・　In addition to discussing the specific details of the business alliance, the selection, timing and conditions of the actual implementation items, AEON, Tsuruha HD and Welcia HD have also held numerous discussions and negotiations regarding the methods and conditions of each transaction related to the capital alliance.

・　As a result, it is understood that AEON came to believe that by combining and making maximum use of the management resources of the AEON Group, the Tsuruha Group and the Welcia Group, and by working together, the companies can demonstrate synergies in various fields, create the largest drug store alliance in Japan, acquire competitiveness, and aim to grow into the No.1 global company in Asia, thereby enhancing the medium- to long-term corporate value of the AEON Group, the Tsuruha Group and the Welcia Group in the future. Specifically, the assumed synergies are as below.

(A)	Enhancing profitability through the sharing of expertise on store development and the promotion of a dominant strategy ((i) above)
(B)	Accelerating overseas expansion ((i) above)
(C)	Cooperation in the procurement of products ((ii) above)

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(D)	Cost reduction through joint procurement of electricity ((ii) above)
(E)	Optimization of delivery routes and reduction of delivery costs through joint delivery ((iii) above)
(F)	Improving profitability by accelerating the development of private brand products and strengthening the product lineup ((v) above)
(G)	Increase in sales through the strengthening of existing businesses and the development of new businesses in the dispensing pharmacy business ((vii) above)

・　On the other hand, Tsuruha HD has concluded that by AEON, Tsuruha HD and Welcia HD concentrating their respective management resources and utilizing their respective expertise in businesses they excel in, the companies are expected to not only achieve synergies such as (A) enhancing profitability through the sharing of expertise on store development and the promotion of a dominant strategy, (B) accelerating overseas expansion, (C) cooperation in the procurement of products, (D) cost reduction through joint procurement of electricity, (E) optimization of delivery routes and reduction of delivery costs through joint delivery, (F) improving profitability by accelerating the development of private brand products and strengthening the product lineup and (G) increase in sales through the strengthening of existing businesses and the development of new businesses in the dispensing pharmacy business, but after the business of Tsuruha HD and Welcia HD is integrated and Tsuruha HD and Welcia HD are integrated, Tsuruha HD, including Welcia HD, will become a consolidated subsidiary of AEON through the Tender Offer, and by establishing a cooperative relationship between the two companies, AEON and Tsuruha HD will become wholly integrated through the Transaction including the Tender Offer, and Tsuruha HD, including Welcia HD, will implement business operations in a prompt manner as a core subsidiary of the AEON Group's health and wellness business, aiming to achieve synergies as soon as possible, and will contribute to the realization of creating the largest drug store alliance in Japan, acquiring competitiveness, and growing into the No.1 global company in Asia, and further, in turn, to the improvement of the Tsuruha Group’s corporate value.

・　At the same time, Tsuruha HD and AEON have reached a common understanding that maintaining Tsuruha HD's unique corporate culture and management autonomy is extremely important for enhancing corporate value through the sustainable development of Tsuruha HD, and that in strengthening the capital relationship between the two companies, it is desirable to make Tsuruha HD a consolidated subsidiary that maintains its listing, which will allow the two companies to deepen their alliance while respecting Tsuruha HD's autonomous management. However, with regard to the management constraints that may arise from an increase in AEON's control or influence over the management of Tsuruha HD, AEON and Tsuruha HD have agreed on the autonomy and independence of management in the Definitive Capital and Business Alliance Agreement, and have determined that this would not be an issue because certain provisions have been made in the agreement.

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・　Tsuruha HD believes that, since mutual cooperation on the procurement of electricity, mutual cooperation in improving logistics efficiency, alignment in settlement, point systems, digital marketing, insurance, and others, mutual cooperation on the promotion of digital transformation (DX) and e-commerce (EC), as well as research and promotion of food and drug business model are not clearly specified in the scope of business alliance in the business and capital alliance structure of 1995, through the Definitive Capital and Business Alliance Agreement, it will be able to cooperate and partner with the AEON Group on a wider range of business activities than ever before by strengthening its alliance with the AEON Group.

・　AEON believes that, regarding overseas expansion, accelerating store openings in overseas markets and enhancing competitiveness can be achieved through joint property development and collaborative product purchasing, and such activities are only accomplished by forming a deep connection through making a company a consolidated subsidiary. In particular, with regard to fresh food and delicatessen products, which are associated with many issues in the development of the food and drug business model, AEON believes that it can contribute to the strengthening of Tsuruha HD's competitiveness by providing expertise from AEON and by sharing logistics, but AEON believes that these things cannot be done until after making Tsuruha HD a consolidated subsidiary.

・　Tsuruha HD does not expect any negative impact on customers, business partners or employees as a result of becoming a consolidated subsidiary of AEON.

Regarding the specific details of the above matters and the possibility of improving the corporate value of the Tsuruha Group based on these matters, the Special Committee (Tsuruha HD) has examined the rationality of the matter, and has found no unreasonable aspects in the matter where Tsuruha HD will make Welcia HD its wholly owned subsidiary, Tsuruha HD will become a consolidated subsidiary of AEON, and that AEON, Tsuruha HD and Welcia HD will be able to concentrate their respective management resources and utilize each other's expertise in businesses that they excel in, and that the synergies expected by Tsuruha HD are expected to be realized.

Furthermore, since AEON and Tsuruha HD have had a certain capital relationship since before the Transaction and have been in a capital and business alliance relationship, it was also considered whether the synergies expected from Tsuruha HD becoming a consolidated subsidiary of AEON could be achieved without the Transaction. In the explanations of both AEON and Tsuruha HD, since many of the measures and management resources that AEON envisages providing after making Tsuruha HD a consolidated subsidiary are not clearly specified in the scope of the business alliance in the business and capital alliance agreement that commenced in January 1995, AEON's explanation that it will make Tsuruha HD a consolidated subsidiary and strengthen its ties with the AEON Group to a greater extent than before, thereby enabling cooperation and alliances in a wider range of businesses, means that there is rationality to implementing the conversion to a consolidated subsidiary that goes beyond the current capital relationship.

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The rationality of other understandings of AEON, Tsuruha HD, and Welcia HD were also examined, and no particularly unreasonable aspects were found.

In addition, the Transaction assumes that Tsuruha HD will become a consolidated subsidiary of AEON, and as a result, Tsuruha HD will be subject to the AEON Group's basic policies and regulations, and AEON, as Tsuruha HD's parent company, will have control or influence as a shareholder. However, AEON and Tsuruha HD have agreed on the independence and autonomy of Tsuruha HD's management in the Definitive Capital and Business Alliance Agreement, and there is no problem because certain provisions have been made in the agreement. As mentioned above, it was determined that the benefits outweigh the disadvantages, and no unreasonable aspects in such determination were found.

Based on the above points, after careful discussion and consideration by the Special Committee (Tsuruha HD), it was determined that the Transaction would contribute reasonably to the enhancement of corporate value, and that the purpose of the Transaction was reasonable.

ii Matters concerning the appropriateness of the terms and conditions of the Transaction (including the appropriateness of the method of implementing the Transaction and the type of consideration).

a	Concept

The Share Exchange will make Tsuruha HD the wholly owning parent company and Welcia HD the wholly owned subsidiary, and since the existing shareholders of Tsuruha HD will remain as shareholders of Tsuruha HD even after the Share Exchange takes effect, it is necessary to ensure that the number and ratio of Tsuruha HD Shares to be allocated to Welcia HD shareholders through the Share Exchange (the degree of dilution that will occur for minority shareholders of Tsuruha HD) does not become unreasonably large (in other words, so that the premium for Welcia HD shareholders is not unreasonably large).

b	The Share Exchange Ratio

The Share Exchange Ratio is a ratio that is below the lower limit of the range of the valuation results of the market price analysis, and within the range of the valuation results of the comparable listed company method and the DCF analysis, of the valuation results of the share exchange ratio valuation report obtained from SMBC Nikko Securities (the Share Exchange Ratio has been determined on the assumption that the Stock Split that Tsuruha HD plans to implement will take effect. In contrast, the valuation range in the share exchange ratio valuation report obtained by Tsuruha HD from SMBC Nikko Securities was calculated based on the number of shares of Tsuruha HD (before the Stock Split) without taking into account the implementation of the Stock Split, so the reference in the Written Report regarding whether or not it falls within the valuation range is based on the valuation range figures being adjusted in accordance with the split ratio of the Stock Split.).

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In addition, the Share Exchange Ratio is the median of the range of valuation results using the market price analysis among the valuation results of the share exchange ratio valuation report obtained from Yamada Consulting, and is below the median of the range of valuation results using the DCF analysis, and is within the range of valuation results using the comparable listed company method (the valuation range in the share exchange ratio valuation report obtained by the Special Committee (Tsuruha HD) from Yamada Consulting was calculated based on the number of shares of Tsuruha HD (before the Stock Split) without taking into account the implementation of the Stock Split), so the reference in the Written Report regarding whether or not it falls within the valuation range is based on the valuation range figures being adjusted in accordance with the split ratio of the Stock Split.)

Furthermore, the Share Exchange Ratio can be evaluated as being lower than both the average and median levels of the average premium levels in recent cases that is similar to the Transaction where a company was made a wholly-owned subsidiary through a share exchange (share exchanges between listed companies announced on or after January 1, 2021 and share exchanges between listed parent and subsidiary companies announced on or after June 28, 2019), and it cannot be said that it is disadvantageous to the general shareholders of Tsuruha HD.

In addition to the above, the Special Committee (Tsuruha HD) received a report on the results of the due diligence conducted by Tsuruha HD on Welcia HD in relation to the Transaction, and conducted a Q&A session. The Special Committee (Tsuruha HD) then confirmed that Tsuruha HD had reasonably taken into account the results of the due diligence when considering the terms and conditions of the Transaction. Specifically, as a result of the due diligence and subsequent investigations, Tsuruha HD recognized that Welcia HD would incur an impairment loss of approximately 13.1 billion yen in relation to its stores for the fiscal year ended February 28, 2025, and it has considered the impact of such impairment loss on the intrinsic value of Welcia HD Shares and the market share price when considering and negotiating the terms and conditions of the Transaction.

Furthermore, as described in (iii) below, the procedures for the negotiation process for the Transaction are recognized as fair, and the terms and conditions of the Transaction, including the Share Exchange Ratio, are recognized as having been determined based on the results of repeated negotiations between Tsuruha HD and Welcia HD that can be evaluated as being completely equivalent to negotiations between independent parties. In addition, Tsuruha HD repeatedly requested that AEON raise the Tender Offer Price until the time when it decided to proceed with the Transaction, and in fact, the Tender Offer Price was raised.

c	Method of implementing the Transaction and type of consideration
(A)	Regarding the transaction to make Welcia HD a wholly-owned subsidiary of Tsuruha HD

As a method for the transaction to make Welcia HD a wholly-owned subsidiary of Tsuruha HD, the Share Exchange is being considered, in which Tsuruha HD Shares will be allocated and issued to the shareholders of Welcia HD.

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If Tsuruha HD implements the transaction to make Welcia HD a wholly-owned subsidiary of Tsuruha HD, it is also possible that the consideration will be in cash, in which case, in light of Tsuruha HD's financial situation, there is a possibility that it will be necessary to raise funds from external financial institutions or other institutions. If Tsuruha HD has a large amount of interest-bearing debt as a result of the transaction to make Welcia HD a wholly-owned subsidiary of Tsuruha HD, it is undeniable that the flexibility of Tsuruha HD's management will be impaired, and there is a possibility that it will have an impact on the enhancement of the corporate value of the Tsuruha Group to which Welcia HD will be added.

If the method of the transaction to make Welcia HD a wholly-owned subsidiary of Tsuruha HD is through the Share Exchange in which Tsuruha HD Shares are used as consideration, there will be a certain degree of dilution in the ratio of voting rights held by Tsuruha HD shareholders immediately before the Share Exchange takes effect, but in light of cases where a company is made a wholly-owned subsidiary through a share exchange similar to the Share Exchange, even if there is dilution in the shares of the wholly-owning parent company of the share exchange, it cannot necessarily be evaluated that this will hinder the enhancement of the corporate value of the wholly-owning parent company of the share exchange. Rather, by making Welcia HD a wholly-owned subsidiary without incurring a large amount of interest-bearing debt, as in the case of the aforementioned cash consideration, it is possible to evaluate that this will contribute to the enhancement of the corporate value of the Tsuruha Group, which will include Welcia HD after the execution of the Transaction, and that the minority shareholders of Tsuruha HD and the existing shareholders of Welcia HD will be able to continue to hold shares of Tsuruha HD as shareholders of Tsuruha HD and will be able to enjoy the benefits of the synergies created by the Transaction and the enhancement of the corporate value of the Tsuruha HD Group. Therefore, it cannot necessarily be said that the choice of choosing Tsuruha HD Shares as the type of consideration for the Transaction to make Tsuruha HD a wholly-owned subsidiary is unreasonable, merely because the implementation of the Share Exchange will cause a certain degree of dilution in Tsuruha HD Shares.

In light of the above, the method of implementing the transaction to make Welcia HD a wholly-owned subsidiary of Tsuruha HD and the type of consideration for the transaction to make Welcia HD a wholly-owned subsidiary of Tsuruha HD, which is the delivery of Tsuruha HD Shares to the shareholders of Welcia HD, are considered to be appropriate.

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(B)	Transactions in which AEON acquires a majority but less than 51% of the Tsuruha HD Shares (hereinafter referred to as the “Top-up Transaction”)

The Tender Offer with cash as consideration is being considered as a method for the Top-up Transaction.

As AEON is a listed company, it is possible that the consideration for the Top-up Transaction could be AEON shares; however, although listed shares have a certain degree of liquidity, there is a risk of fluctuation in value, and it also takes a certain amount of time and procedures for shareholders who receive the consideration to convert it into cash. On the other hand, if the consideration is in cash, there is less risk of fluctuation in value, there are no liquidity issues, and the evaluation will be relatively easy for shareholders when deciding whether to apply.

In addition, the Top-up Transaction is not expected to be a market transaction, but rather a tender offer. There are no unreasonable aspects found in the Top-up Transaction being a tender offer, as this would ensure the transparency of the transaction and provide an opportunity for shareholders of Tsuruha HD to sell their shares fairly.

In light of the above, the method of implementing the Top-up Transaction and the type of consideration for the Top-up Transaction being a tender offer with cash as consideration is considered appropriate. Furthermore, although the Tender Offer Price is a price that adds a premium to the market price, since it is planned that the listing of Tsuruha HD Shares will be maintained even after the Tender Offer, and since there is also sufficient rationality that the Tsuruha HD shareholders will take the option to retain their Tsuruha HD Shares even after the Tender Offer, it is appropriate to reserve the decision on the appropriateness of the Tender Offer Price to the judgment of Tsuruha HD, and to leave the decision on whether or not to accept or reject the Tender Offer to the judgment of the Tsuruha HD shareholders. In light of the above situation, it is not unreasonable that Tsuruha HD did not obtain an independent share valuation report from a third-party valuation institution for the Tender Offer.

d	Consideration and summary

In light of the above, after careful discussion and consideration by the Special Committee (Tsuruha HD), it was determined that the terms and conditions of the Transaction are terms and conditions that ensure the common interests of shareholders to the greatest extent possible, and that such terms and conditions of the transaction are appropriate.

As mentioned above, regarding the Tender Offer, although the Tender Offer Price is a price that includes a certain premium on the market price, the listing of Tsuruha HD Shares is scheduled to be maintained even after the Tender Offer, and there is also sufficient rationality in the option of Tsuruha HD shareholders retaining their Tsuruha HD Shares even after the Tender Offer, it was determined that it is appropriate to reserve the decision on the appropriateness of the Tender Offer Price to the judgment of Tsuruha HD, and to leave the decision on whether or not to accept or reject the Tender Offer to the judgment of the Tsuruha HD shareholders.

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iii	Matters concerning the fairness of the procedures for the Transaction (including consideration of what degree of fairness-ensuring measures should be taken)

According to Tsuruha HD, TMI Associates, which is Tsuruha HD's legal advisor, and Hibiya Park Law Offices, which is the legal advisor to the Special Committee (Tsuruha HD), Tsuruha HD has taken the following measures to ensure the fairness and transparency of the process of consideration by Tsuruha HD regarding the Transaction.

a	In accordance with the resolution of the board of directors meeting held on September 6, 2024, Tsuruha HD established the Special Committee (Tsuruha HD) as an advisory body to eliminate arbitrariness in the decision-making process of Tsuruha HD regarding the Transaction (including the case where a tender offer is conducted as the part of the Transaction, and Tsuruha HD makes a specific statement of opinion regarding the Tender Offer), and to achieve the purpose of establishing a decision-making process that is fair, transparent and objective. Tsuruha HD will respect the opinions of the Special Committee (Tsuruha HD) on the Consultation Matters (Tsuruha HD) to the maximum extent, and if the Special Committee (Tsuruha HD) determines that the terms and conditions of the transaction pertaining to the proposal are not appropriate, Tsuruha HD will not make a decision to implement the transaction (including if the tender offer is to be implemented as part of the Transaction, a statement of opinion to the effect that Tsuruha HD supports such tender offer and recommends that its shareholders tender their shares in such tender offer) and, in negotiating the terms and conditions of the transaction with the other party in the event that the Transaction is carried out, the Special Committee (Tsuruha HD) is to be informed of the status in a timely manner, receive its opinions, instructions and requests at important junctures, and the special committee is to be substantially involved in the negotiation of the terms and conditions of the transaction by Tsuruha HD. In addition, when Tsuruha HD negotiated the terms and conditions of the Transaction with AEON or Welcia HD, the Special Committee (Tsuruha HD) received reports from Tsuruha HD on the status in a timely manner, and after the Special Committee (Tsuruha HD) had conducted serious deliberations and considerations of the matter, the Special Committee (Tsuruha HD) conveyed its opinions and requests to Tsuruha HD, and Tsuruha HD conducted negotiations in line with these opinions and requests, and as a result, the Special Committee (Tsuruha HD) was substantially involved in the negotiations of the terms and conditions of the transaction by Tsuruha HD. The members of the Special Committee (Tsuruha HD) have not changed since its establishment.
b	In order to ensure the fairness and appropriateness of its decision-making, Tsuruha HD has appointed TMI Associates as a legal advisor independent of AEON, Tsuruha HD, and Welcia HD, and has received legal advice from TMI Associates, including advice on the measures to be taken to ensure the fairness of the procedures for the Transaction, the various procedures for the Transaction, and the method and process of Tsuruha HD's decision-making regarding the Transaction.

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c	In order to ensure the fairness and appropriateness of its decision-making, the Special Committee (Tsuruha HD) has appointed Hibiya Park Law Offices as a legal advisor independent of AEON, Tsuruha HD, and Welcia HD, and has received legal advice from Hibiya Park Law Offices, including advice on measures to be taken to ensure the fairness of the procedures for the Transaction, the various procedures for the Transaction, and the method and process of Tsuruha HD's decision-making regarding the Transaction.
d	In order to ensure the fairness and appropriateness of its decision-making, Tsuruha HD has appointed SMBC Nikko Securities as a financial advisor and third-party valuation institution independent of AEON, Tsuruha HD, and Welcia HD, and has received expert advice and assistance from SMBC Nikko Securities regarding negotiations and other matters related to the Transaction.
e	In order to ensure the fairness and appropriateness of its decision-making, the Special Committee (Tsuruha HD) has appointed Yamada Consulting as a financial advisor and third-party valuation institution independent of AEON, Tsuruha HD, and Welcia HD, and has received expert advice and assistance from Yamada Consulting from a financial perspective.
f	Since early March 2024, Tsuruha HD has not involved any of its officers or employees who currently hold or have previously held concurrent positions with AEON or Welcia HD in the discussions and negotiations regarding the terms and conditions of the Transaction between Tsuruha HD, AEON and Welcia HD, and has continued such practice to the present day. In addition, there is no fact that would lead one to infer that AEON or Welcia HD or their specially interested parties had any influence on Tsuruha HD during the discussion, consideration and negotiation process for the Transaction.

Based on the above, after careful discussion and consideration by the Special Committee (Tsuruha HD), it was determined that appropriate measures to ensure fairness have been taken in the Transaction, and that the procedures for the Transaction, including the discussion, consideration and negotiation process regarding the Transaction, are fair.

iv.	In light of the above, whether or not the decision by the board of directors to implement the Transaction (including if the tender offer is to be implemented as part of the Transaction, the statement of opinion regarding such tender offer) is disadvantageous to minority shareholders of Tsuruha HD

After careful consideration based on the above, the board of directors of Tsuruha HD has determined that the implementation of the Transaction will not be disadvantageous to the minority shareholders of Tsuruha HD. In other words, the board of directors of Tsuruha HD has determined that (A) the implementation of the Share Exchange and (B) the decision to state an opinion in favor of the Tender Offer will not be disadvantageous to the minority shareholders of Tsuruha HD. Furthermore, with regard to (B) above, the listing of Tsuruha HD Shares is scheduled to be maintained even after the Tender Offer, and since there is also sufficient rationality that the Tsuruha HD shareholders will take the option to retain their Tsuruha HD Shares even after the Tender Offer, it was determined that it will not be disadvantageous to the minority shareholders of Tsuruha HD to reserve the decision on the appropriateness of the Tender Offer Price to the judgment of Tsuruha HD, and to leave the decision on whether or not to accept or reject the Tender Offer to the judgment of the Tsuruha HD shareholders.

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② Tsuruha HD having obtained a valuation report from an independent financial advisor and third-party valuation institution

As described in “① Tsuruha HD having established an independent special committee and obtained a written report from the special committee” above, Tsuruha HD appointed SMBC Nikko Securities as an independent financial advisor and third-party valuation institution, independent of AEON, Welcia HD, and Tsuruha HD, and obtained from SMBC Nikko Securities professional advice and assistance regarding the negotiations and other aspects of the Transaction. Additionally, on April 10, 2025, Tsuruha HD obtained a share exchange ratio valuation report from SMBC Nikko Securities.

SMBC Nikko Securities is not a related party to AEON, Welcia HD, or Tsuruha HD and does not have any material interest in the Transaction, including the Share Exchange. Fees payable to SMBC Nikko Securities for the Transaction include a success fee contingent upon the successful completion of the Transaction. Tsuruha HD, considered general industry practices in similar transactions and the compensation system that would result in a significant financial burden on Tsuruha HD if the Transaction was not completed. As a result, Tsuruha HD determined that the independence of SMBC Nikko Securities is not negated by such compensation system as long as certain fees are scheduled to be paid regardless of the successful completion of the Transaction. Therefore, Tsuruha HD has appointed SMBC Nikko Securities as its financial advisor and third-party valuation institution based on such compensation system. The Special Committee (Tsuruha HD) confirmed that there is no issue with the independence and expertise of SMBC Nikko Securities and approved its appointment as Tsuruha HD’s financial advisor and third-party valuation institution.

③ Tsuruha HD having obtained advice from an independent legal advisor

As described in “① Tsuruha HD having established an independent special committee and obtained a written report from the special committee” above, Tsuruha HD appointed TMI Associates as an external legal advisor, independent of AEON, Welcia HD, and Tsuruha HD, and obtained legal advice from TMI Associates regarding, among others, measures that should be taken to ensure the fairness of the procedures in the Transaction, various procedures of the Transaction, and Tsuruha HD’s decision-making method and process for the Transaction.

TMI Associates is not a related party to AEON, Welcia HD, or Tsuruha HD and does not have any material interest in the Transaction, including the Share Exchange. The fees payable to TMI Associates for the Transaction does not include any fees that are contingent upon the successful completion or failure of the Transaction or the progress of the Transaction or procedures. The Special Committee (Tsuruha HD) approved the appointment of TMI Associates as Tsuruha HD’s legal advisor after confirming that there is no issue with the independence and expertise of TMI Associates.

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④ Unanimous approval of disinterested directors (including audit and supervisory committee members) of Tsuruha HD

Tsuruha HD’s board of directors carefully considered and discussed whether the Transaction, including the Share Exchange, would contribute to the enhancement of Tsuruha HD’s corporate value and whether the terms of the Transaction are appropriate, referring to the legal advice obtained from TMI Associates and the advice from SMBC Nikko Securities, and fully respecting the judgment of the Special Committee (Tsuruha HD) as indicated in the Written Report (Tsuruha HD).

As a result, at its board of directors meeting held today, Tsuruha HD determined as its opinion as of the date of the meeting, that the Share Exchange Ratio is appropriate and serves the interests of Tsuruha HD shareholders. Therefore, Tsuruha HD concluded that it is appropriate to implement the Share Exchange based on the Share Exchange Ratio.

At the Tsuruha HD Board of Directors meeting mentioned above, the resolution was unanimously approved by all 10 Tsuruha HD directors (including three independent outside directors who are audit and supervisory committee members and two independent outside directors).

⑤ Tsuruha HD having established an independent review framework

As described above in “(4) Measures to ensure fairness (including measures to avoid conflicts of interest),” the Transaction will result in AEON holding a majority of the voting rights in Tsuruha HD and is a transaction with AEON as a direct or indirect counterparty. AEON directly holds 9,675,200 Tsuruha HD Shares (Ownership Ratio (Tsuruha HD): 19.66%) listed on the Tokyo Stock Exchange Prime Market and is expected to end up holding 13,205,200 Tsuruha HD Shares (Ownership Ratio (Tsuruha HD): 26.83%) as a result of the Additional Share Purchase. Given these circumstances, and taking into account various considerations such as that, in general terms, the Tsuruha HD Board of Directors may be influenced by AEON in making decisions related to the Transaction due to the structural reasons, leading to a potential conflict of interest between the Tsuruha HD Board of Directors and the general shareholders of Tsuruha HD when determining whether to implement the Transaction, Tsuruha HD established an internal framework for conducting reviews, negotiations and decision-making regarding the Transaction from a position independent of AEON and Welcia HD.

Specifically, Tsuruha HD decided that, from early March, 2024, no officers or employees of Tsuruha HD who currently hold or have previously held concurrent positions with AEON or Welcia HD would be involved in the discussions and negotiations between Tsuruha HD, AEON and Welcia HD regarding the terms of the Transaction. This practice has been maintained up to the present day. Additionally, the Special Committee (Tsuruha HD) has approved that there are no issues from the perspective of independence and fairness regarding Tsuruha HD’s consideration framework (including the scope and duties of Tsuruha HD officers and employees involved in the consideration, negotiations, and decision-making regarding the Transaction).

⑥ Special Committee having obtained a share exchange valuation report from an independent third-party valuation institution

As described above in “① Tsuruha HD having established an independent special committee and obtained a written report from the special committee,” in reviewing the Consultation Matters (Tsuruha HD), the Special Committee (Tsuruha HD) appointed Yamada Consulting as its independent financial advisor and third-party valuation institution, independent of AEON, Welcia HD, and Tsuruha HD, and obtained from Yamada Consulting professional advice and assistance from a financial perspective.

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The Special Committee (Tsuruha HD) also obtained a share exchange ratio valuation report dated on April 10, 2025. Yamada Consulting is not a related party to AEON, Welcia HD, or Tsuruha HD and does not have any material interest in the Transaction, including the Share Exchange. Furthermore, fees payable to Yamada Consulting for the Transaction consists solely of fixed fees, which are payable regardless of the Transaction’s outcome, and does not include any success fee contingent upon the successful completion of the Share Exchange.

⑦ Special Committee (Tsuruha HD) having obtained advice from an independent law firm

As described above in “① Tsuruha HD having established an independent special committee and obtained a written report from the special committee,” the Special Committee (Tsuruha HD) appointed Hibiya Park Law Offices as its independent legal advisor, independent of AEON, Welcia HD, and Tsuruha HD, and obtained legal advice from Hibiya Park Law Offices regarding, among others, measures that should be taken to ensure the fairness of the procedures in the Transaction, various procedures of the Transaction, and the Special Committee (Tsuruha HD)’s deliberation method and process for the Transaction.

Hibiya Park Law Offices is not a related party to AEON, Welcia HD, or Tsuruha HD and does not have any material interest in the Transaction, including the Share Exchange. Furthermore, fees payable to Hibiya Park Law Offices consists solely of hourly fees, which are payable regardless of the Transaction’s outcome, and does not include any success fee contingent upon the successful completion of the Transaction.

[The Company’s measures to ensure fairness]

Measures taken by the Company to ensure fairness are as follows.

(a)	Establishment of an independent special committee and receipt of a written report by the Company
(i)	Background of establishment

To ensure the fairness of the Definitive Capital and Business Alliance Agreement and the Business Integration based on such agreement (collectively, the “Business Integration, etc.”) the Company, by resolution of the Board of Directors on June 21, 2024, established the Special Committee (the Company) comprised of members confirmed to be independent from AEON, Tsuruha HD, and the Company and the outcome of the Business Integration, etc. The committee is comprised of three members: Mr. Katsunori Nozawa (Outside Director of the Company, independent director/auditor), Mr. Hirohisa Kagami (former Outside Corporate Auditor of the Company and attorney at law), and Mr. Masahiko Yasuda (President and Representative Director of Benedi Consulting Co., Ltd. and certified public accountant). The Company formally consulted the Special Committee (the Company) on the following matters (collectively referred to as the “Consultation Matters (the Company)”): (i) whether the Special Committee recommends that the Board of Directors proceed with the Business Integration, etc., and (ii) whether the Board of Directors’ decision to implement the Business Integration, etc.

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(including the decision to execute the Definitive Capital and Business Alliance Agreement) would be disadvantageous to the interests of minority shareholders (in examining these matters, the committee was tasked with (i) considering and determining whether the transaction is rational from the perspective of enhancing the Company’s corporate value, and (ii) considering and determining the fairness of the terms and procedures from the perspective of protecting the interest of minority shareholders of the Company). Furthermore, the Company has decided the Board of Directors must ensure an appropriate understanding and maximum respect for the judgement of the Special Committee (the Company) in making decisions concerning the Business Integration, etc. The following authorities are granted to the Special Committee (the Company) in connection with the review of the Consultation Matters (the Company).

i.	To be substantially involved in the process of discussions and negotiations conducted by the Company with the parties to the Business Integration, etc., and, if deemed necessary by the Special Committee (the Company), directly engage in, or instruct the Company or its advisors to engage in discussions and negotiations with the parties to the Business Integration, etc.
ii.	To appoint legal, financial, and other advisors for the Business Integration, etc. (with all such costs to be borne by the Company), as well as to designate or approve (including subsequent approval) legal, financial, and other advisors of the Company for the Business Integration, etc.
iii.	To receive necessary information and hear from officers and employees of the Company, parties to the Business Integration, etc. or any other persons deemed necessary by the Special Committee (the Company).
iv.	To receive information necessary for the consideration and judgment of the Business Integration, etc. (if such verification is required, including information regarding the Company’s business plans) from officers and employees of the Company and other relevant persons.
v.	To address any other matters deemed necessary for consideration and judgment regarding the Business Integration, etc.

Each member of the Special Committee (the Company) is to be paid fixed remuneration as compensation for their duties, regardless of the content of the written report.

(ii)	Background of the review

The Special Committee (the Company), after its establishment, held a total of 14 meetings by April 10, 2025, and also conducted reporting, information gathering, deliberations, and decision-making. The Special Committee (the Company) engaged in additional discussions as needed and conducted a careful and thorough review of the Consultation Matters (the Company).

Specifically, with respect to Mizuho Securities, the Company’s financial advisor and third-party valuation institution, and Mori Hamada & Matsumoto, the Company’s legal advisor, the Special Committee (the Company) confirmed (i) that there are no issues with their independence from Tsuruha HD, AEON, the Company, and the Business Integration, etc. and (ii) they possess experience and expertise in advisory services related to similar transactions, and therefore approved the appointment of these advisors.

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Furthermore, the Special Committee (the Company) sent a questionnaire to the management of Tsuruha HD and the Company regarding the Business Integration, etc. and received responses from the management of Tsuruha HD and The Company on their current understanding of the situation (including the strengths and current challenges of both companies), the purpose and objectives of the Business Integration, etc., and their views on post-integration governance. Additionally, the Special Committee (the Company) conducted interviews with the management of Tsuruha HD and the Company as well as the Company’s employee union to gather their respective views on the Business Integration, etc. The Special Committee (the Company) also reviewed and approved the business plan which serves as the basis for the valuation of the Company’s shares using DCF analysis, after receiving explanations about the assumptions and preparation process, and exchanging questions and answers to confirm the reasonableness of the business plan. Moreover, the Special Committee (the Company) received reports from Mori Hamada & Matsumoto, the Company’s legal advisor, and from PwC Advisory LLC and PwC Tax Japan, the Company’s advisors for financial and tax due diligence, on the results of the legal, financial, and tax due diligence on the Tsuruha HD Group. The Special Committee (the Company) exchanged questions and answers and engaged in discussions regarding certain matters that should be taken into account in considering the transaction terms of the Business Integration, including the valuation of Tsuruha HD Shares, the cash flow plan underlying the share valuation of Tsuruha HD, and the terms of the Business Integration, including the share exchange ratio. As part of this process, the Special Committee (the Company) reviewed and examined the business plan that formed the basis for the valuation of Tsuruha HD shares to ensure its soundness and appropriateness. The Special Committee (the Company) also received explanations from, and exchanged questions and answers with, Mizuho Securities, the Company’s financial advisor and third-party valuation institution, regarding share exchange ratio valuation by Mizuho Securities, including the reasons for selecting the valuation methods, the calculation processes for each method, the key assumptions, and the valuation results, thus confirming the reasonableness of such explanations. Additionally, the Special Committee (the Company) received explanations from, and exchanged questions and answers with, Mizuho Securities, the Company’s financial advisor and third-party valuation institution, regarding the Fairness Opinion submitted by Mizuho Securities, including the issuance procedures.

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In addition, the Special Committee (the Company) received reports from the Company and Mizuho Securities as necessary on the negotiations with Tsuruha HD regarding the share exchange ratio, deliberated and reviewed these reports, and provided necessary opinions on the negotiation policy with Tsuruha HD as appropriate. Specifically, upon receiving responses from Tsuruha HD regarding the Share Exchange Ratio, the Special Committee (the Company) reviewed these responses, provided with analysis and opinions from Mizuho Securities regarding possible courses of action, formulated the negotiation policy for the Share Exchange Ratio, and provided instructions as necessary. Through this process, the Special Committee (the Company) was substantively involved throughout the entire discussion and negotiation process regarding the Share Exchange Ratio.

Additionally, the Special Committee (the Company) received reports from the Company, Mori Hamada & Matsumoto, and Mizuho Securities on the terms and negotiation status of the Definitive Capital and Business Alliance Agreement and the Share Exchange Agreement as appropriate. Based on the advice from Mori Hamada & Matsumoto and Mizuho Securities, the Special Committee (the Company) reviewed and provided instructions on the negotiation policy as needed. The Special Committee (the Company) also received explanations from the Company and Mizuho Securities on the draft disclosure documents related to the Transaction that the Company plans to disclose or file, as well as the preparation policy for the reference documents for the general meeting of shareholders concerning the Share Exchange Agreement, confirming that appropriate information disclosure is planned.

(iii)	Content of the decision

Based on the above process, and after careful and repeated deliberations on the Consultation Matters (the Company) based on the legal advice obtained from Mori Hamada & Matsumoto, the financial advice obtained from Mizuho Securities, and content of the share exchange ratio valuation report and Fairness Opinion received by the Company on April 10, 2025, the Special Committee (the Company) submitted a written report dated April 11, 2025 to the Company’s Board of Directors, with unanimous consent from all committee members and broadly concluded as follows.

(a)	Contents of written report
1.	It is recommended to the Company’s Board of Directors that the Business Integration, etc., be implemented.
2.	It is believed that the decision by the Company’s Board of Directors to conduct the Business Integration etc. (including a decision to execute the Definitive Capital and Business Alliance Agreement) would not be detrimental to the minority shareholders of the Company.
(b)	Reasons for the written report
1.	Rationale for implementing the Business Integration, etc.

Based on the following points, the Business Integration, etc. is considered to contribute to the enhancement of the Company’s corporate value, and therefore, implementing the Business Integration, etc. is deemed reasonable.

(1)	Business environment and management issues of the Company

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・	According to the Company’s explanation, the drugstore industry is facing increasingly difficult business conditions due to factors such as diminishing opportunities for new store openings, drug price reductions, and intensifying price competition. In the long term, the Company is expected to face challenges such as a shrinking labor force due to Japan’s declining birthrate and aging population, necessitating improved treatment of employees, as well as shifting consumer needs stemming from a growing elderly demographic.
・	Furthermore, in order to ensure the continuation and enhanced corporate value of the Group’s business, it is necessary to further improve store competitiveness. In the medium to long term, this includes key initiatives such as developing private brand (PB) products, creating new store formats, and expanding into existing business areas.
(2)	Synergies from the Business Integration, etc.
・	According to AEON, Tsuruha HD, and the Company, the Business Integration, etc. will promote strategic collaboration among the three companies. Specifically, it is expected to deliver synergies through (i) collaboration in the procurement of products, (ii) accelerated PB product development and enhanced assortment leading to improved profitability, (iii) optimization of delivery routes and reduction of delivery costs, (iv) cost reduction via joint electricity procurement, (v) enhanced profitability via the promotion of a dominant strategy and shared expertise in store development, (vi) increased sales through strengthening existing businesses and developing new businesses in the dispensing pharmacy business, and (vii) acceleration of overseas store openings.
・	Through such business alliances, synergy effects of approximately \50.0 billion are anticipated over the three years following the Business Integration, etc.
・	The Special Committee (the Company) has reviewed the analysis presented by Tsuruha HD, AEON, and the Company, including the findings of the joint synergy working group composed of the three companies, and found no unreasonable elements in the assumptions or estimates.
(3)	Consideration of dis-synergies from the Business Integration, etc.
・	According to the Company’s management, potential dis-synergies from the Business Integration, etc. include (i) the risk of reduction in dispensing fee (risk of reduction in the basic dispensing fee if even one on-site pharmacy exists within the group), (ii) the possibility of additional IT investment required to realize synergies related to the integration of product accounting systems,

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(iii) concerns about a potential decline in the Company’s creditworthiness with customers, business partners, employees, financial institutions, etc., due to delisting, (iv) concerns about a negative impact on the motivation and morale of Group employees due to the Business Integration, etc., and (v) the possibility that remedies may be required for obtaining clearance. However, it is stated that none of these risks are significant enough to materially hinder the progress of the Business Integration, etc.
・	This Special Committee (the Company) finds no particular points that are unreasonable in the above analysis by the Company’s management and has no objections.
(4)	Possibility of alternatives to the Business Integration, etc.
・	According to the Company, in the increasingly challenging business environment of the drugstore industry, enhancing store competitiveness and implementing various measures (including expanding existing business areas from a medium- to long-term perspective) is desirable not on a stand-alone basis, but by pursuing economies of scale through a business integration with industry peers. Regarding the possibility of partnerships with business entities other than AEON and Tsuruha HD, given the overwhelming scale benefits expected from this integration between the industry’s No. 1 and No. 2 players, as well as the assets, know-how, procurement networks, logistics systems, and customer data platforms possessed by each group, it is unlikely that synergies from any alternative partnership would exceed those expected from this Business Integration, etc.
・	This Special Committee (the Company) finds that the above view of the Company is not unreasonable.
2.	Fairness of the transaction terms

Based on the following points, the transaction terms of the Business Integration, etc. including the Share Exchange Ratio, are considered fair.

(1)	Appropriateness of the method of the Business Integration, etc. and type of consideration
・	Making the Company a wholly owned subsidiary of Tsuruha HD through the Share Exchange, followed by the reorganization of the Company’s head office functions, organization, and personnel, etc., is not considered particularly unreasonable compared to other methods such as a merger between Tsuruha HD and the Company or a joint share transfer.

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・	Shareholders of the Company, through ownership of Tsuruha HD Shares provided as consideration in the Share Exchange, will have the opportunity to benefit from the synergies generated by the Business Integration, etc., including potential increases in Tsuruha HD’s share price. They can also monetize their holdings at any time by trading the highly liquid Tsuruha HD shares on the market. Therefore, no unreasonable points are found in the method of the Business Integration, etc. and the type of consideration.
・	Regarding the Consolidation into a Subsidiary, the public tender offer by AEON for Tsuruha HD Shares is not intended to delist the integrated company. Shareholders who expect an increase in the corporate value of the integrated company due to the Business Integration, etc. have the option not to tender their shares in the public tender offer and continue holding shares in the integrated company. Concerning Tsuruha HD becoming a subsidiary of AEON, the Company itself has a history of deriving synergistic effects from alliances with the AEON Group as an AEON subsidiary. Additionally, the Definitive Capital and Business Alliance Agreement provides considerable consideration, such as mechanisms agreed upon to ensure Tsuruha HD maintains appropriate independence from AEON as a listed company.
(2)	Fairness of the Share Exchange Ratio
・	The Special Committee (the Company) verified the contents of the Company’s business plan and confirmed and approved that it is reasonable to use the plan as the basis for calculating the Company’s share value and, subsequently, the Share Exchange Ratio.
・	The Special Committee (the Company) was informed of the policies and results of the various due diligence investigations conducted by the Company on Tsuruha HD, and verified the content of Tsuruha HD’s business plan, and found no particular points that are unreasonable.
・	In the share exchange ratio valuation report obtained by the Company from Mizuho Securities dated April 10, 2025, no unreasonable points were found in the reasons for adopting the market price analysis, Comparable Multiple Valuation Method, and DCF analysis, nor in the calculation details. The Share Exchange Ratio falls within the calculation range for all valuation methods. Furthermore, it exceeds the median of the calculation range under the Comparable Multiple Valuation Method and does not significantly deviate from the median values of the other methods.

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・	The Share Exchange Ratio represents a premium of 3.5% (rounded to one decimal place) over the share exchange ratio calculated based on the closing prices of Tsuruha HD Shares and Company Shares on the Tokyo Stock Exchange Prime Market as of April 10, 2025. However, it represents a slight discount (up to a few percent) compared to the share exchange ratios based on the average closing prices over the one-month, three-month, and six-month periods ending on the same date. This is the result of exhaustive negotiations conducted with the substantial involvement of the Special Committee and is not considered particularly unreasonable when compared to similar past transactions.
・	The Company obtained the Fairness Opinion from Mizuho Securities dated April 10, 2025 that determined that the Share Exchange Ratio is fair from a financial standpoint for common shareholders of the Company. There are no particular unreasonable points in the procedures for issuing this Fairness Opinion or its content, which is considered to further support the fairness of the Share Exchange Ratio.
・	The Special Committee (the Company) was substantively involved in the discussions and negotiations with Tsuruha HD regarding the Share Exchange Ratio, and confirmed that sincere negotiations were conducted under circumstances where reasonable efforts were made to ensure that the transaction would be carried out under the most favorable terms possible for minority shareholders.
(3)	Fairness of other transaction terms of the Business Integration, etc.
・	The terms of the Business Integration, etc. as ultimately agreed upon in the Definitive Capital and Business Alliance Agreement are designed to enable Tsuruha HD and the Company to maximize their respective management resources and mutually complement and collaborate to realize the synergies from the Business Integration, etc. in the post-Share Exchange integrated company. No particular points that are unreasonable are found in these terms.
3.	Procedural fairness

Based on the following points, the procedures for the Business Integration, etc. are considered fair.

(1)	Establishment, etc. of the Special Committee (the Company)

Given the circumstances surrounding the establishment and operation of the Special Committee as described below, the Special Committee (the Company) is recognized as having effectively functioned as a measure to ensure fairness.

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・	The members of the Special Committee (the Company) have no issues regarding their independence from AEON, Tsuruha HD, the Company or the success or failure of the Business Integration, etc., and possess the necessary experience and insight.
・	A framework has been established to ensure that the decisions of the Special Committee (the Company) are respected to the fullest extent, and the Special Committee (the Company) has been granted the necessary authority to function effectively in its consideration of the Consultation Matters (the Company).
・	The Special Committee (the Company) sincerely reviewed the Consultation Matters (the Company) based on sufficient information obtained for its review and judgement.
・	The Special Committee (the Company) was substantively involved throughout the entire negotiation process regarding the Share Exchange Ratio. It also received timely reports not only on the Share Exchange Ratio but also on the content and negotiation status of the Definitive Capital and Business Alliance Agreement, providing opinions and issuing instructions on negotiation policies as necessary.
(2)	Obtaining a share exchange ratio valuation report and Fairness Opinion from the Company’s independent financial advisor and third-party valuation institution
・	The Company appointed Mizuho Securities, which possesses independence from Tsuruha HD, AEON, the Company, and from the Business Integration, etc., as well as relevant expertise, as its financial advisor and third-party valuation institution. The Company obtained from Mizuho Securities a share exchange ratio valuation report regarding the Share Exchange Ratio, and also received the Fairness Opinion.
(3)	Obtaining advice from the Company’s independent legal advisor
・	The Company appointed Mori Hamada & Matsumoto, which possesses independence from Tsuruha HD, AEON, the Company, and from the Business Integration, etc., as well as relevant expertise, as its legal advisor and received necessary legal advice as appropriate.
(4)	Establishment of an independent review framework within the Company
・	Based on legal advice received from Mori Hamada & Matsumoto, the Company established a framework to conduct reviews, negotiations, and decision-making related to the Business Integration, etc. from a position independent of Tsuruha HD and AEON, from the perspective of enhancing the Company’s corporate value and securing the common interests of shareholders of the Company.

44

・	Additionally, Mr. Motoya Okada, Director of the Company, concurrently serves as Director, Chairman and Representative Executive Officer of AEON. Given the potential for conflicts of interest between AEON and the minority shareholders of Tsuruha HD and the Company, he is scheduled to abstain from participating in the deliberation and resolution of proposals related to the execution of the Definitive Capital and Business Alliance Agreement and the Share Exchange Agreement at the Company’s Board of Directors meetings.
(5)	Majority of the minority condition
・	As sufficient measures to ensure procedural fairness have been implemented for the Share Exchange, the establishment of a majority-of-the-minority condition is not planned, and its absence does not negate the fairness of the procedures.
(6)	Comprehensive information disclosure
・	The Special Committee (the Company) reviewed the press release and other disclosure documents regarding the Business Integration, etc. that the Company plans to issue, and confirmed that sufficient opportunities will be provided for the Company’s minority shareholders to make appropriate decisions based on sufficient information.
4.	Conclusion Regarding the Consultation Matters (the Company)

As stated in 1 above, the Business Integration, etc. is considered to contribute to the enhancement of the Company’s corporate value, and it is deemed reasonable to implement the Business Integration, etc. As stated in 2 above, the transaction terms, including the Share Exchange Ratio, are considered fair and appropriate. Furthermore, as stated in 3 above, the procedures for the Business Integration, etc. are considered to ensure fairness. Therefore, the Special Committee (the Company) recommends to the Board of Directors of the Company that the Business Integration, etc. be implemented, and judges that the decision by the Board of Directors to implement the Business Integration, etc. (including the decision to execute the Definitive Capital and Business Alliance Agreement) would not be detrimental to the minority shareholders of the Company.

(b)	Obtaining valuation reports and fairness opinions from an independent third-party valuation institution

The Company appointed Mizuho Securities, a third-party valuation institution independent of Tsuruha HD, the Company, and AEON, to ensure the fairness in the valuation of the share exchange ratio used in the Share Exchange. On April 10, 2025, the Company obtained a valuation report regarding the share exchange ratio from Mizuho Securities. Additionally, the Company obtained from Mizuho Securities the Fairness Opinion stating that the proposed Share Exchange Ratio is fair from a financial point of view for common shareholders of the Company. For details, please refer to “b) Matters concerning valuation” above.

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Mizuho Securities is not a related party to Tsuruha HD, the Company, or AEON, and does not have any material interest in the Transaction, including the Share Exchange. Compensation paid to Mizuho Securities for the Transaction includes a success fee contingent upon the successful completion of the Transaction. The Company considered general industry practices in similar transactions and whether the compensation system that would result in a significant financial burden on the Company if the Transaction was not completed, and has determined that the independence of Mizuho Securities is not negated by such compensation system as long as certain fees are scheduled to be paid regardless of the successful completion of the Transaction. The Special Committee (the Company) confirmed that there is no issue with the independence and expertise of Mizuho Securities and approved its appointment as the Company’s financial advisor and third-party valuation institution.

(c)	Obtaining advice from an independent law firm

The Company appointed Mori Hamada & Matsumoto as its legal advisor independent of Tsuruha HD, the Company, and AEON, and obtained legal advice on various procedures related to the Business Integration and the methods and processes of decision-making by the Board of Directors.

Mori Hamada & Matsumoto is not a related party to Tsuruha HD, the Company, or AEON, and does not have any material interest in the Transaction, including the Share Exchange. Compensation paid to Mori Hamada & Matsumoto for the Transaction does not include any fees that are contingent upon the successful completion or failure of the Transaction or the progress of the Transaction or procedures. The Special Committee (the Company) confirmed that there is no issue with the independence and expertise of Mori Hamada & Matsumoto approved its appointment as the Company’s legal advisor.

(d)	Establishment of an independent review framework within the Company

As described in “(3) Measures to ensure fairness (including measures to avoid conflicts of interest)” above, the Share Exchange will be carried out in accordance with the Definitive Capital and Business Alliance Agreement concluded among Tsuruha HD, AEON, and the Company regarding the Business Integration and AEON’s acquisition of Tsuruha HD as a consolidated subsidiary. As of today, AEON holds (i) 105,981,400 Company Shares (Ownership Ratio (the Company): 50.54%) and has the Company as a consolidated subsidiary, and (ii) 9,675,200 Tsuruha HD Shares (Ownership Ratio (Tsuruha HD): 19.54%). Given these circumstances, in the course of reaching an agreement in the Definitive Capital and Business Alliance Agreement regarding the Business Integration, including the Share Exchange, the interests of AEON and the interests of the minority shareholders of Tsuruha HD and the Company are not necessarily aligned, and conflicts of interest between Tsuruha HD and the Company potentially exist through AEON. Accordingly, to take all possible measures to ensure the fairness of the Business Integration, the Company has established a framework within the company to consider, negotiate, and make decisions regarding the Transaction, independently of AEON and Tsuruha HD.

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Specifically, the Company has structured the framework to ensure that those involved in the due diligence conducted by both the Company and Tsuruha HD, the consideration and creation of the Company’s business plan, the examination of Tsuruha HD’s business plan, the consideration of the management policies of the integrated company after the Business Integration, etc., and the examination of synergies from the integration, do not include any personnel who concurrently hold officer or employee positions at AEON, the Company’s parent company, or are former officer or employees of AEON. Moreover, the Company has ensured that the framework and process (including the scope and duties of officers and employees involved in reviewing, negotiating, and making decisions regarding the Transaction) are independent and fair, and such framework has been approved by the Special Committee (the Company).

(e)	Unanimous approval of participating Directors, excluding Directors with conflict of interests, and no objections from all disinterested Corporate Auditors at the Company

The proposal for the execution of the Definitive Capital and Business Alliance Agreement and the Share Exchange Agreement were unanimously approved by all Directors of the Company who attended the Board of Directors meeting (excluding Mr. Motoya Okada, who concurrently serves as Director, Chairman and Representative Executive Officer of AEON), and all Corporate Auditors of the Company expressed their opinion that they had no objection to the execution of the Definitive Capital and Business Alliance Agreement and the Share Exchange Agreement.

Given that Mr. Motoya Okada concurrently serves as Director, Chairman and Representative Executive Officer of AEON, and the interests of AEON and the interests of the minority shareholders of Tsuruha HD and the Company are not necessarily aligned and conflicts of interest between Tsuruha HD and the Company potentially exist through AEON with regard to the Business Integration, he was absent from the above-mentioned Board of Directors meeting. Additionally, Ms. Noriko Ishizaka, one of the Company’s Directors, was absent from the Board of Directors meeting due to personal reasons.

(4) Matters concerning the appropriateness of the amount of stated capital and reserves of Tsuruha HD

The amounts of stated capital and reserves of Tsuruha HD to be increased as a result of the Share Exchange shall be the amounts separately determined by Tsuruha HD in accordance with Article 39 of the Regulations for Corporate Accounting. The Company believes that this treatment is appropriate, as the amounts will be determined within the scope of laws and regulations after a comprehensive consideration and examination of Tsuruha HD’s capital policy following the Share Exchange and other circumstances.

4. Information of reference regarding the consideration for the exchange

(1) Provisions of the articles of incorporation of Tsuruha HD

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The Articles of Incorporation of Tsuruha HD are published on the Company’s website (https://www.welcia.co.jp/ja/ir/stock/meeting.html) and the Tokyo Stock Exchange website (https://www2.jpx.co.jp/tseHpFront/JJK010010Action.do?Show=Show) pursuant to laws and regulations and Article 15 of the Articles of Incorporation of the Company. Please note that the provisions of the Articles of Incorporation reflect the current contents of the Articles of Incorporation of Tsuruha HD, and are scheduled to be amended in connection with the stock split as set forth below as of Monday, September 1, 2025 by resolution of the Board of Directors of Tsuruha HD pursuant to Article 184, Paragraph 2 of the Companies Act.

Current Articles of Incorporation	Proposed Amendments
(Total Number of Shares Authorized to be Issued) Article 6: The total number of shares of the Company authorized to be issued shall be 152,000,000 shares.	(Total Number of Shares Authorized to be Issued) Article 6 The total number of shares of the Company authorized to be issued shall be 760,000,000 shares.

(2) Matters concerning methods for converting the consideration for the exchange into cash

(i) Market on which the consideration for the exchange is traded

The common stock of Tsuruha HD is traded on the Prime Market of the Tokyo Stock Exchange.

(ii) Intermediaries, brokers, or agents involved in trading the consideration for the exchange

The common stock of Tsuruha HD is traded through financial instruments business operators (securities companies) in Japan who act as intermediaries or brokers.

(iii) Details of restrictions on transfer or other forms of disposal of the consideration for the exchange, if any

Not applicable.

(3) Details of the market price of the consideration for the exchange, if any

The trend in the price of Tsuruha HD's common stock on the Prime Market of the Tokyo Stock Exchange over the past six months is as follows:

(Yen)

Month/Year	October 2024	November 2024	December 2024	January 2025	February 2025	March 2025
Monthly High	9,265	8,568	8,725	9,507	9,430	9,545
Monthly Low	8,452	8,015	8,007	8,515	9,135	9,144

Information on the market price of Tsuruha HD’s common stock and its trend is available through stock price information, charts, and other data published by the Japan Exchange Group at the URL below.

[Japan Exchange Group URL] https://www.jpx.co.jp/english/index.html

(4) Details of Tsuruha HD’s balance sheets for each fiscal year ending within the past five years

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The information is omitted because Tsuruha HD has filed its annual securities report for each fiscal year pursuant to Article 24, Paragraph 1 of the Financial Instruments and Exchange Act.

5. Matters concerning the appropriateness of the provisions on stock acquisition rights relating to the Share Exchange

Not applicable.

In connection with the Share Exchange, all stock acquisition rights issued by the Company (124 units) will become exercisable for a period of 30 days from the day immediately following the approval of the Share Exchange Agreement at the annual general meeting of shareholders of the Company scheduled for May 27, 2025, in accordance with the terms of issuance of such stock acquisition rights. The Company intends to allow the exercise of all issued stock acquisition rights during this period. However, if any stock acquisition rights remain unexercised as of the day before the effective date of the Share Exchange, the Company plans to acquire without consideration and cancel such unexercised stock acquisition rights on that date, pursuant to the acquisition provisions of the stock acquisition rights. The Company has not issued any bonds with stock acquisition rights.

6. Matters concerning non-consolidated financial statements, etc.

(1) Contents of non-consolidated financial statements, etc. of Tsuruha HD for its most recent fiscal year

Non-consolidated financial statements, etc. for the most recent fiscal year of Tsuruha HD ([from May 16, 2024 to February 28, 2025]) are posted on the Company's website on the Internet (https://www.welcia.co.jp/ja/ir/stock/meeting.html) [and the Tokyo Stock Exchange website (Listed Company Search) (https://www2.jpx.co.jp/tseHpFront/JJK010010Action.do?Show=Show) in accordance with laws and regulations and Article 15 of the Articles of Incorporation of the Company.

(2) Disposal of important assets or other significant events occurring after the end of the most recent fiscal year

(i) The Company

(Execution of the Definitive Capital and Business Alliance Agreement)

At the Board of Directors meeting held on April 11, 2025, the Company resolved to enter into the Definitive Capital and Business Alliance Agreement concerning the Capital and Business Alliance, and on the same day, executed the Definitive Capital and Business Alliance Agreement with AEON and Tsuruha HD. For details of the Definitive Capital and Business Alliance Agreement, please also refer to the “Notice Concerning the Execution of the Definitive Agreement on the Capital and Business Alliance among AEON CO., LTD., TSURUHA HOLDINGS INC. and WELCIA HOLDINGS CO., LTD.” announced by the Company, AEON, and Tsuruha HD on April 11, 2025.

(Execution of the Share Exchange Agreement)

At the Board of Directors meeting held on April 11, 2025, the Company resolved to implement the Share Exchange as part of the Business Integration, and, on the same day, entered into the Share Exchange Agreement with Tsuruha HD. An overview of the Share Exchange Agreement is provided in “2. Overview of the contents of the Share Exchange Agreement” above.

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(ii) Tsuruha HD

(Execution of the Definitive Capital and Business Alliance Agreement)

At a Board of Directors meeting held on April 11, 2025, Tsuruha HD resolved to enter into the Definitive Capital and Business Alliance Agreement with AEON and the Company, and on the same day, executed the Definitive Capital and Business Alliance Agreement. For details of the Definitive Capital and Business Alliance Agreement, please refer to the “Notice Concerning the Execution of the Definitive Agreement on the Capital and Business Alliance among AEON CO., LTD., TSURUHA HOLDINGS INC. and WELCIA HOLDINGS CO., LTD.” announced by the Company, AEON, and Tsuruha HD on April 11, 2025.

(Execution of the Share Exchange Agreement)

Tsuruha HD and the Company resolved at their respective Board of Directors meetings held on April 11, 2025 to execute the Share Exchange Agreement as part of the Business Integration. An overview of the Share Exchange Agreement is provided in “2. Overview of the contents of the Share Exchange Agreement” above.

(Stock split and partial amendments to the Articles of Incorporation) At its Board of Directors meeting held on April 11, 2025, Tsuruha HD resolved to implement a stock split in which 1 share of Tsuruha HD Shares will be split into 5 shares, with August 31, 2025 as the record date and September 1, 2025 as the effective date. Additionally, Tsuruha HD resolved to partially amend its Articles of Incorporation, effective as of September 1, 2025, in connection with the stock split. Details of the amendment are as follows.

(Amended parts are underlined.)

Current Articles of Incorporation	Proposed Amendments
(Total Number of Shares Authorized to be Issued) Article 6: The total number of shares of the Company authorized to be issued shall be 152,000,000 shares.	(Total Number of Shares Authorized to be Issued) Article 6 The total number of shares of the Company authorized to be issued shall be 760,000,000 shares.

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Proposal 2 Partial Amendments to the Articles of Incorporation

1. Reasons for the proposal

It is proposed that business purpose items be added to purposes stipulated in Article 2 (Purposes) of the current Articles of Incorporation in order to accommodate diversification of businesses in the future.

2. Details of amendments

The details of the amendments are as follows.

(Amended parts are underlined.)

Current Articles of Incorporation	Proposed Amendments

Article 2. (Purposes)

1.

– (Omitted)

18.

(Newly Established)

(Newly Established)

19.

– (Omitted)

21.

(Newly Established)

22.        (Omitted)

23.        (Omitted)

(Newly Established)

(Newly Established)

24.

– (Omitted)

38.

(Newly Established)

– (Moved from Item 42)

– (Moved from Item 43)

39.

– (Omitted)

41.

42. Money lending business and brokerage thereof;

43. Generation, supply, and sale of electricity from natural energy and other sources;

44.

– (Omitted)

50.

– (Omitted)

Article 2. (Purposes)

1.

– (Unchanged)

18.

19. Welfare service business for persons with disabilities, pursuant to the Act on Providing Comprehensive Support for the Daily Life and Life in Society of Persons with Disabilities;

20. In-home nursing and preventive care service business not covered by statutory law;

21.

– (Unchanged)

23.

24. Health business, including guidance and support for disease management and prevention;

25.        (Unchanged)

26.        (Unchanged)

27. Automobile transportation business; and transportation business for patients, persons in need of nursing care, the elderly, and others;

28. Services related to nursing care and long-term care within the automobile transportation business and transportation business for patients, persons in need of nursing care, the elderly, and others;

29.

– (Unchanged)

43.

44. Provision of medical and health information, guidance, support, consulting, and other healthcare-related services;

45. Money lending business and brokerage thereof;

46. Generation, supply, and sale of electricity from natural energy and other sources;

47.

– (Unchanged)

49.

(Moved to Item 45)

(Moved to Item 46)

50.

– (Unchanged)

56.

– (Unchanged)

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(End)	(End)

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Proposal 3 Election of Twelve (12) Directors

The terms of office of all thirteen (13) Directors will expire at the conclusion of this General Meeting of Shareholders. The Company therefore proposes the appointment of twelve (12) Directors, with a decrease of one (1) Director, following a review of the management structure. The candidates for Directors are as follows:

No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
1	Reappointment Hideaki Kirisawa (January 8, 1974)	April 1998	Joined Kusurino Sunroad Co. Ltd.	6,202
		September 2005	Joined Nakaya Co., Ltd. (currently WELCIA YAKKYOKU Co., Ltd.)
		September 2014	General Manager, Merchandise Division, WELCIA YAKKYOKU Co., Ltd.
		March 2015	Executive Officer; General Manager, Merchandise Division, WELCIA YAKKYOKU Co., Ltd.
		May 2016	Deputy General Manager, Merchandise Headquarters and General Manager, Merchandise Division, WELCIA YAKKYOKU Co., Ltd.
		May 2018	Director; Deputy General Manager, Merchandise Headquarters and General Manager, Merchandise Division, WELCIA YAKKYOKU Co., Ltd.
		March 2019	Director; General Manager, Merchandise Headquarters, WELCIA YAKKYOKU Co., Ltd.
		March 2020	Director; General Manager, Central Japan Branch Office, WELCIA YAKKYOKU Co., Ltd.
		May 2022	Vice President and Director; in charge of West Japan and General Manager, Central Japan Branch Office, WELCIA YAKKYOKU Co., Ltd.
		March 2023	Vice President and Representative Director; General Manager, Merchandise Headquarters, WELCIA YAKKYOKU Co., Ltd. In charge of Merchandise, the Company
		May 2023	Executive Officer; in charge of Merchandise and Logistics, the Company
		March 2024	Vice President and Representative Director; in charge of Merchandise and Logistics, WELCIA YAKKYOKU Co., Ltd.
		May 2024	Representative Director, President and Chief Operating Officer, the Company (to present)

(Reasons for selecting the candidate for Director)

Mr. Hideaki Kirisawa has developed a high level of expertise and management skills in business operations through his experience in sales and merchandise. Since May 2024, he has been leading the overall management of the Company as President and Chief Operating Officer, rebuilding its earnings base and launching new businesses. We nominate him as a candidate for Director because we believe that he can contribute to maximizing corporate value by further strengthening the competitiveness of the Company’s business model and venturing into new business areas.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
2	Reappointment Junichi Tanaka (October 21, 1973)	April 1996	Joined Ikeno Co., Ltd. (currently WELCIA YAKKYOKU Co., Ltd.)	27,569
		March 2006	Executive Officer; Area Chief, Sales Division, Welcia Kanto Co., Ltd. (currently WELCIA YAKKYOKU Co., Ltd.)
		December 2010	Executive Officer; General Manager, Business Administration Division, Welcia Kanto Co., Ltd.
		September 2011	Executive Officer; Deputy General Manager, Sales Headquarters, Welcia Kanto Co., Ltd.
		April 2012	President and Representative Director, GMQ Co., Ltd.
		September 2013	Director; General Manager, Sales Supervision Headquarters, WELCIA YAKKYOKU Co., Ltd.
		May 2017	Director; General Manager, Tokai Branch Office, WELCIA YAKKYOKU Co., Ltd.
		March 2021	Director; General Manager, Metropolitan Area Branch Office, WELCIA YAKKYOKU Co., Ltd.
		May 2021	Managing Director; General Manager, Metropolitan Area Branch Office, WELCIA YAKKYOKU Co., Ltd.
		May 2022	Vice President and Director; in charge of East Japan and General Manager, Metropolitan Area Branch Office, WELCIA YAKKYOKU Co., Ltd.
		March 2023	President and Representative Director, WELCIA YAKKYOKU Co., Ltd. (to present)
		May 2023	Executive Officer; in charge of WELCIA YAKKYOKU, the Company
		May 2024	Director and Executive Officer; in charge of WELCIA YAKKYOKU, the Company (to present)

(Reasons for selecting the candidate for Director)

Mr. Junichi Tanaka has been leading the management team at WELCIA YAKKYOKU Co., Ltd., a main subsidiary of the Company, as President and Representative Director by utilizing his wealth of experience in sales and merchandise as well as his ability to lead and act from a front-line perspective. We nominate him as a candidate for Director because we believe that he is capable of further strengthening our competitiveness by refining the business model of the Company.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
3	Reappointment Takamune Shibazaki (August 24, 1971)	October 1996	Joined Asahi Shinwa & Co. (currently KPMG AZSA LLC)	70,372
		April 2003	Joined Global Dining System Inc.
		April 2004	Joined Takada Yakkyoku Co., Ltd. (currently WELCIA YAKKYOKU CO., LTD.)
		April 2005	General Manager, Corporate Planning Division, Takada Yakkyoku Co., Ltd.
		September 2006	Director; General Manager, Corporate Planning Division, Takada Yakkyoku Co., Ltd.
		November 2010	General Manager, Corporate Planning Division, the Company
		September 2014	General Manager, Budget Management Division, WELCIA YAKKYOKU CO., LTD.
		September 2017	General Manager, Corporate Planning Headquarters, WELCIA YAKKYOKU CO., LTD.
		March 2018	General Manager, Corporate Planning Division and IR/Public Relations Division, the Company
		May 2019	Director; General Manager, Corporate Planning Headquarters, General Manager, Corporate Planning Division, WELCIA YAKKYOKU CO., LTD.
		July 2019	General Manager, Corporate Planning Division, the Company
		March 2020	Director; General Manager, Corporate Planning Headquarters, WELCIA YAKKYOKU CO., LTD.
		May 2022	Director, WELCIA YAKKYOKU CO., LTD.
Director, Executive Officer and Chief Financial Officer, the Company (to present)

(Reasons for selecting the candidate for Director)

Mr. Takamune Shibazaki has a wealth of experience and achievements in corporate planning and budget management departments and IR public relations at the Company, in addition to his expertise and insight in finance and accounting as a certified accountant. We nominate him as a candidate for Director because we believe that he is capable of promoting the establishment of a stable financial position that will act as a source of the Group’s growth investment, as a person who will contribute to increasing the corporate value of the Company in finance and accounting fields.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
4	Reappointment Koji Takahashi (September 12, 1976)	April 1999	Joined HAC KIMISAWA CO., LTD. (currently WELCIA YAKKYOKU Co., Ltd.)	1,417
		February 2012	General Manager, Personnel Department, CFS Corporation (currently WELCIA YAKKYOKU Co., Ltd.)
		April 2014	General Manager, Personnel Recruitment Department and Assistant to the President, CFS Corporation
		September 2016	Executive Officer; General Manager, Personnel Division No. 2, WELCIA YAKKYOKU Co., Ltd.
		March 2018	General Manager, Personnel Planning Division, Personnel Headquarters, WELCIA YAKKYOKU Co., Ltd.
June 2019	General Manager, in charge of Group Personnel, Operations Division, the Company
Executive Officer; General Manager, Personnel Headquarters and General Manager, Personnel Division, WELCIA YAKKYOKU Co., Ltd.
		May 2020	Executive Officer; General Manager, Personnel Headquarters, WELCIA YAKKYOKU Co., Ltd.
		March 2021	General Manager, Personnel Division, the Company
		May 2022	Director; in charge of Administration and General Manager, Personnel Headquarters, WELCIA YAKKYOKU Co., Ltd. Executive Officer; in charge of Human Resources and Risk Management, the Company
		March 2023	In charge of Administration and General Manager, General Affairs Headquarters, WELCIA YAKKYOKU Co., Ltd.
		May 2023	Executive Officer; in charge of Human Resources and Risk Management and in charge of Secretariat and Public Relations, the Company
		March 2024	Managing Director; in charge of Personnel and General Affairs, WELCIA YAKKYOKU Co., Ltd. (to present)
		May 2024	Director and Executive Officer; in charge of Human Resources and Administration departments and in charge of Risk Management, the Company (to present)

(Reasons for selecting the candidate for Director)

Mr. Koji Takahashi has engaged in human resources and risk management-related operations at the Company and has experience and achievements in promoting risk and compliance management and corporate governance, including internal control. He also has a front-line perspective as a pharmacist as well as accumulated experience as a manager in charge of personnel departments. We nominate him as a candidate for Director because we believe that he is capable of promoting improvements in corporate governance of the entire Group regarding human resources, general affairs, and risk management, as a person who will contribute to increasing the Company’s corporate value.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions	Number of shares of the Company held
5	Reappointment Motoya Okada (June 17, 1951)	March 1979	Joined JUSCO Co., Ltd. (currently AEON CO., LTD.)	–
		May 1990	Director, JUSCO Co., Ltd.
		February 1992	Managing Director, JUSCO Co., Ltd.
		May 1995	Senior Managing Director, JUSCO Co., Ltd.
		June 1997	President and Representative Director, JUSCO Co., Ltd.
		May 2002	Director and Advisor, AEON MALL Co., Ltd. (to present)
		May 2003	Director, President and Representative Executive Officer, AEON CO., LTD.
		November 2005	Outside Director and Advisor, TSURUHA HOLDINGS INC.
		March 2012	Director, President and Representative Executive Officer and Group CEO, AEON CO., LTD.
		August 2014	Outside Director, KUSURI NO AOKI CO., LTD.
		November 2014	Director, the Company (to present)
		March 2015	Director and Advisor, United Super Markets Holdings Inc. (to present)
		November 2016	Outside Director, KUSURI NO AOKI HOLDINGS CO., LTD. (to present)
		March 2020	Director, Chairman and Representative Executive Officer, AEON CO., LTD. (to present)

(Reasons for selecting the candidate for Director)

Mr. Motoya Okada has been in charge of managing the entire AEON Group as Director, Chairman and Representative Executive Officer of AEON CO., LTD., the parent company of the Company, and has a wealth of experience and achievements. We nominate him as a candidate for Director because we believe that he is capable of increasing the competitiveness of the Company by capitalizing on the know-how and infrastructure of the AEON Group, as well as supervising the execution of duties.

6	Reappointment Outside Independent Tomoko Nakai (November 17, 1972)	April 1997	Joined the Legal Training and Research Institute of Japan	1,580
		April 1999	Completed training at the Legal Training and Research Institute of Japan
Joined Kazuo Kitamura Law Office
		November 2002	Joined Makoto Nakamachi Law Office
Member, the Management Lawyers Council
		January 2012	Partner, Makoto Nakamachi Law Office (to present)
		November 2014	Adjunct Teacher, Keio University Law School
		April 2016	Adjunct Associate Professor, School of Law, the University of Tokyo Graduate Schools of Law and Politics
		May 2019	Outside Director, the Company (to present)
		May 2023	Member and Executive Director, Management Lawyers Council (to present)

(Reason for nomination as candidate for Outside Director and overview of the expected roles)

Ms. Tomoko Nakai has expertise and insight as an attorney in the judicial world as well as a perspective invaluable for increasing the corporate value of the Company. She has served as Director of the Company since May 2019. We nominate her as a candidate for Outside Director because we believe that she will continue to enhance the effectiveness of the decision-making function and the supervisory function of the Board of Directors as an expert in law from an independent standpoint. Although she has never been involved in corporate management other than serving as an Outside Director or Outside Corporate Auditor, we believe that she is capable of appropriately performing duties as an Outside Director based on the aforementioned reasons.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
7	Reappointment Outside Independent Kunio Ishizuka (September 11, 1949)	May 1972	Joined Mitsukoshi, Ltd.	3,219
		February 2003	Executive Officer; General Manager, Operations Department, Mitsukoshi, Ltd.
		March 2004	Senior Executive Officer; General Manager, Corporate Planning Division, Mitsukoshi, Ltd.
		March 2005	Managing Executive Officer; General Manager, Business Planning Division, Mitsukoshi, Ltd.
		May 2005	President, Representative Director and Executive Officer, Mitsukoshi, Ltd.
		April 2008	President, Representative Director and Executive Officer, Isetan Mitsukoshi Holdings Ltd.
		February 2012	Chairman, Representative Director and Executive Officer, Isetan Mitsukoshi Holdings Ltd.
		June 2013	Outside Director, SEKISUI CHEMICAL CO., LTD.
		June 2017	Special Consultant, Isetan Mitsukoshi Holdings Ltd.
		July 2017	Member of Supervisory Board, National Federation of Agricultural Cooperative Associations
		May 2021	Outside Director, the Company (to present)
		June 2021	Outside Director, ITOCHU Corporation (to present)

(Reason for nomination as candidate for Outside Director and overview of the expected roles)

Mr. Kunio Ishizuka has experience, as the head of the management team of Isetan Mitsukoshi Holdings Ltd. at the time of its establishment, in getting its business on track after the management integration by merging the corporate cultures of the relevant companies. In addition, he possesses a wealth of experience in and knowledge of corporate management accumulated through his career as a corporate manager in the retail service industry. We nominate him as a candidate for Outside Director because we believe that the function of the Board of Directors will be strengthened with his supervision of the execution of duties from an independent standpoint, on the basis of his experience and knowledge accumulated as he devoted himself to facilitating corporate governance and served as a corporate manager in the retail service industry over the years.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
8	Reappointment Outside Independent Tadashi Nagata (January 23, 1952)	April 1974	Joined Keio Teito Electric Railway Co., Ltd. (currently Keio Corporation)	2,068
		June 2000	General Manager, Group Business Management Department, Keio Corporation
		June 2002	General Manager, Group Business Management Department, Corporate Planning Headquarters, Keio Corporation
		June 2003	General Manager, Personnel Department, Keio Corporation
		June 2004	Director; General Manager, Personnel Department, Keio Corporation
		June 2005	Director; General Manager, Management Planning Department, Corporate Planning Headquarters, Keio Corporation
		June 2007	Managing Director; Senior General Manager, Corporate Planning Headquarters, Keio Corporation
		June 2009	President and Representative Director, Keio Corporation
		June 2015	Chairman, President and Representative Director, Keio Corporation
		June 2016	Chairman and Representative Director, Keio Corporation
		May 2022	Outside Director, the Company (to present)
		June 2022	Senior Corporate Advisor, Keio Corporation (to present)
Outside Director, UKAI CO., LTD. (to present)

(Reason for nomination as candidate for Outside Director and overview of the expected roles)

Mr. Tadashi Nagata is the representative director of Keio Corporation, and has a wealth of business experience as a manager and insight into overall company management. We nominate him as a candidate for Outside Director because we believe that the function of the Board of Directors will be strengthened with his supervision of the execution of duties from an independent standpoint by utilizing his many years of experience and knowledge of corporate governance and top management.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
9	Reappointment Outside Independent Katsunori Nozawa (August 13, 1958)	April 1982	Joined The Fuji Bank, Ltd. (currently Mizuho Bank, Ltd.)	3,689
		April 2002	Joined Mizuho Corporate Bank, Ltd. (currently Mizuho Bank, Ltd.) Assistant Manager, Europe Sales Department No. 2
		November 2003	Credit Officer, Credit Department No.1, Mizuho Corporate Bank, Ltd.
		March 2006	Senior Credit Officer, Financial Products Credit Department, Mizuho Corporate Bank, Ltd.
		May 2007	Manager, Leveraged Finance Business Division, Mizuho Corporate Bank, Ltd.
		April 2010	Executive Officer; Joint Head of Global Coverage Group, Global Investment Banking Division, Mizuho Securities Co., Ltd.
		April 2011	Managing Executive Officer; in charge of Asia Division, Investment Banking Group, Investment Banking Division, Mizuho Securities Co., Ltd.
		April 2012	Managing Executive Officer; Officer in charge of Sales Division, Investment Banking Group, Mizuho Securities Co., Ltd.
		April 2017	Deputy President, Mizuho Capital Partners Co., Ltd (currently MCP Partners Co., Ltd.)
		December 2017	Representative Director & President, Mizuho Capital Partners Co., Ltd
		June 2021	Audit & Supervisory Board Member, Carlit Holdings Co., Ltd. (currently Carlit Co., Ltd.)
		May 2022	Outside Director, the Company (to present)
		October 2024	Director and Managing Executive Officer, IGUAZU Corporation
		April 2025	Director and Senior Managing Executive Officer, IGUAZU Corporation (to present)

(Reason for nomination as candidate for Outside Director and overview of the expected roles)

Mr. Katsunori Nozawa has abundant business knowledge and management experience in overseas business, in addition to experience in financial institutions as well as experience and a wide range of insights cultivated as a manager. We nominate him as a candidate for Outside Director because we believe that the function of the Board of Directors will be strengthened with his supervision of the execution of duties from an independent standpoint by utilizing his many years of experience and knowledge.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
10	Reappointment Outside Independent Shigeo Horie (September 20, 1960)	April 1986	Professor’s assistant, The University of Tokyo Hospital	1,237
		July 1988	Research Fellow, Division of Nephrology, Department of Internal Medicine, University of Texas Southwestern Medical Center.
		July 1990	Clinical Fellow, Parkland Memorial Hospital, University of Texas Southwestern Medical Center.
		July 1995	Full-time medical doctor, Department of Urology, National Cancer Center Hospital
		April 1998	Chief research officer, National Institute of Infectious Diseases
		July 1998	Instructor, Faculty of Medicine, The University of Tokyo
		April 2002	Assistant professor, Urology Department, Faculty of Medicine, Kyorin University
		April 2003	Senior Professor, Department of Urology, Teikyo University School of Medicine
		November 2012	Professor, Department of Urology, Graduate School of Medicine, Graduate Schools, Juntendo University (to present)
		May 2022	Outside Director, the Company (to present)
		April 2025	Deputy Director, Juntendo University Hospital (to present)

(Reason for nomination as candidate for Outside Director and overview of the expected roles)

Mr. Shigeo Horie has many years of experience and extensive knowledge cultivated as a doctor, a Doctor of Medicine and a university professor, and experience in organizational management. We nominate him as a candidate for Outside Director because we believe that the function of the Board of Directors will be strengthened with his supervision of the execution of duties from an independent and professional standpoint in the fields of dispensing and healthcare, which are our business areas, as well as for the health management we promote, by utilizing his many years of experience and knowledge. Although he has never been involved in corporate management other than serving as an Outside Director or Outside Corporate Auditor, we believe that he is capable of appropriately performing duties as an Outside Director based on the aforementioned reasons.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
11	Reappointment Outside Independent Noriko Ishizaka (January 29, 1972)	September 1992	Joined Ishizaka Industry Co., Ltd.	–
		September 1997	General Manager, Sales Department, Ishizaka Industry Co., Ltd.
		April 2002	Director, Ishizaka Industry Co., Ltd.
		September 2013	President and Representative Director, Ishizaka Industry Co., Ltd. (to present)
		May 2014	Executive Director, Saitama Industrial Waste Management Association (to present)
		May 2016	Outside Director, HIDAY HIDAKA Corp.
		May 2023	Outside Director, the Company (to present)
		June 2023	Director, Japan RPF Industry Association (to present)
		September 2023	Temporary Member of Industrial Structure Council, Ministry of Economy, Trade and Industry (Member of Subcommittee on Resource Circulation Economy) (to present)
		August 2024	Secretary, The Glass Recycling Committee of Japan (to present)

(Reason for nomination as candidate for Outside Director and overview of the expected roles)

Ms. Noriko Ishizaka has broad knowledge about corporate management, particularly a wealth of insight into the field of ESG management, as top management of Ishizaka Industry Co., Ltd. We nominate her as a candidate for Outside Director because we believe that the function of the Board of Directors will be strengthened with her supervision of the execution of duties from an independent standpoint by utilizing her experience and knowledge gained through the resolute implementation of corporate reforms and her leadership in the company.

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No.	Name (Date of birth)	Career summary, positions, assignments and significant concurrent positions		Number of shares of the Company held
12	Reappointment Outside Independent Yasuo Nakayama (November 1, 1952)	April 1976	Joined The Bank of Japan	–
		July 2003	Branch Manager, Nagoya Branch, The Bank of Japan
		July 2005	Director-General, Secretariat of the Policy Board, The Bank of Japan
		June 2007	Joined SECOM Co., Ltd. as Advisor Executive Director, SECOM Co., Ltd.
		May 2016	President and Representative Director, SECOM Co., Ltd.
		May 2017	Chairman, Tokyo Security Service Association
		June 2019	Chairman, All Japan Security Association Chairman and Representative Director, SECOM Co., Ltd.
		May 2024	Outside Director, the Company (to present)
		June 2024	Executive Advisor, SECOM Co., Ltd. (to present)
		March 2025	Outside Director, IDEA Consultants, Inc. (to present)
		April 2025	Chairman, Tokyo Metropolitan Public University Corporation (to present)

(Reason for nomination as candidate for Outside Director and overview of the expected roles)

Mr. Yasuo Nakayama has a wealth of business experience about safe and secure services in various fields including security, fire protection, medical, and cybersecurity systems, as well as insight into overall company management, as top management of SECOM Co., Ltd. We nominate him as a candidate for Outside Director because we believe that the function of the Board of Directors will be strengthened with his supervision of the execution of duties from an independent standpoint by utilizing his many years of experience and knowledge gained through corporate governance and his leadership in the security industry.

Notes:

1.	Each candidate for Director is not an executive of a specified associated service provider of the Company, and has not been an executive or an officer of a specified associated service provider of the Company in the past ten years. Mr. Motoya Okada concurrently serves as Director, Chairman and Representative Executive Officer of AEON CO., LTD., the parent company of the Company. He also serves as Director and Advisor of AEON MALL Co., Ltd., Director and Advisor of AEON Retail Co., Ltd., and Director and Advisor of United Super Markets Holdings Inc., all of which are subsidiaries of AEON CO., LTD. Furthermore, the Company has certain transactions with the AEON Group, including royalty payments, consumption deposits, and financial services with respect to AEON CO., LTD.
2.	Ms. Tomoko Nakai, Messrs. Kunio Ishizuka, Tadashi Nagata, Katsunori Nozawa, and Shigeo Horie, Ms. Noriko Ishizaka, and Mr. Yasuo Nakayama are candidates for Outside Directors.
3.	The Company has designated Ms. Tomoko Nakai, Messrs. Kunio Ishizuka, Tadashi Nagata, Katsunori Nozawa, and Shigeo Horie, Ms. Noriko Ishizaka, and Mr. Yasuo Nakayama as independent directors/auditors stipulated by the Tokyo Stock Exchange, and registered them as such with the Exchange.
4.	The term of office of Ms. Tomoko Nakai as Outside Director of the Company will be six (6) years at the conclusion of this General Meeting of Shareholders.
5.	The term of office of Mr. Kunio Ishizuka as Outside Director of the Company will be four (4) years at the conclusion of this General Meeting of Shareholders.
6.	The terms of office of Messrs. Tadashi Nagata, Katsunori Nozawa, and Shigeo Horie as Outside Directors of the Company will be three (3) years at the conclusion of this General Meeting of Shareholders.

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7.	The term of office of Ms. Noriko Ishizaka as Outside Director of the Company will be two (2) years at the conclusion of this General Meeting of Shareholders.
8.	The term of office of Mr. Yasuo Nakayama as Outside Director of the Company will be one (1) year at the conclusion of this General Meeting of Shareholders.
9.	In accordance with the provisions of Article 427, Paragraph 1 of the Companies Act, the Company has entered into a liability limitation agreement with Outside Directors to limit their liability for damages under Article 423, Paragraph 1 of the said Act. The limit of liability for damages under the above agreement is the minimum amount stipulated by laws and regulations. If the reappointments of Ms. Tomoko Nakai, Messrs. Kunio Ishizuka, Tadashi Nagata, Katsunori Nozawa, and Shigeo Horie, Ms. Noriko Ishizaka, and Mr. Yasuo Nakayama are approved, the Company intends to renew the liability limitation agreement with them.
10.	The Company has concluded a directors and officers liability insurance contract, as stipulated in Article 430-3, Paragraph 1 of the Companies Act, with an insurance company. The said insurance contract will compensate for damages to be borne by the insured, including compensation for legal damages and litigation expenses. Each candidate will be insured under the insurance contract. The Company intends to renew the said insurance contract with the same conditions at the time of its next renewal.

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<Composition of the Board of Directors (scheduled to become effective on May 27, 2025)>

The areas of expertise expected to be demonstrated by each Director or Corporate Auditor are as shown in the table below.

Main areas of expertise expected to be demonstrated by each Director or Corporate Auditor are marked in the table.

	Name	Indepen-dence	Positions	Areas of expertise
				Manage-ment	Sales	Merchan-dise	M&A	Law	Account-ing	Interna- tionality	ESG	IT	Labor
Directors	Hideaki Kirisawa		Director	●	●	●						●
	Junichi Tanaka		Director	●	●	●
	Takamune Shibazaki		Director				●		●
	Koji Takahashi		Director					●					●
	Motoya Okada		Director	●						●	●
	Tomoko Nakai	Independent Director/ Auditor	Outside Director					●			●		●
	Kunio Ishizuka	Independent Director/ Auditor	Outside Director	●	●	●
	Tadashi Nagata	Independent Director/ Auditor	Outside Director	●							●
	Katsunori Nozawa	Independent Director/ Auditor	Outside Director		●		●		●	●
	Shigeo Horie	Independent Director/ Auditor	Outside Director					●		●
	Noriko Ishizaka	Independent Director/ Auditor	Outside Director	●							●
	Yasuo Nakayama	Independent Director/ Auditor	Outside Director	●					●		●
Corporate Auditors	Toshio Miyamoto		Full-time Corporate Auditor					●			●
	Atsuko Sugiyama	Independent Director/ Auditor	Outside Corporate Auditor						●		●
	Takashi Fujii	Independent Director/ Auditor	Outside Corporate Auditor		●	●			●
	Hidekazu Tanaka	Independent Director/ Auditor	Outside Corporate Auditor					●			●

Management: Corporate management	Sales: Sales/marketing	Merchandise: Merchandise planning
M&A: New business/M&A	Law: Law/risk management	Accounting: Finance/accounting
IT: DX/ICT	Labor: Labor/HR/HR development

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The Company has introduced an Executive Officer system. The areas of expertise expected to be demonstrated by Executive Officers who are not concurrently serving as Directors scheduled to be appointed at the Board of Directors meeting held after the conclusion of this Annual General Meeting of Shareholders are as shown in the table below.

Name	Positions	Areas of expertise
		Manage-ment	Sales	Merchan-dise	M&A	Law	Account-ing	Interna- tionality	ESG	IT	Labor
Taro Eguro	Executive Officer	●	●					●
Satoshi Shimoyama	Executive Officer	●								●

Management: Corporate management	Sales: Sales/marketing	Merchandise: Merchandise planning
M&A: New business/M&A	Law: Law/risk management	Accounting: Finance/accounting
IT: DX/ICT	Labor: Labor/HR/HR development

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Business Report

(March 1, 2024 to February 28, 2025)

1.	Matters Relating to the Current Status of the Corporate Group
(1)	Business developments and results

In the consolidated fiscal year under review (March 1, 2024 to February 28, 2025), there was a slight increase in personal consumption due to improvements in employment and income and an increase in the number of visitors from overseas, but real wage growth remains stagnant, and the economy has not yet achieved a full recovery. Meanwhile, Japan’s economic outlook remains uncertain due to the impact of factors such as rising prices, U.S. trade and other policy trends, and developments in regions of conflict around the world.

In the drugstore industry in which the Company Group mainly conducts its business, competition over store locations, including competition with other industries, competition for major companies in the drugstore industry to increase their size through M&A, competition to expand customer services beyond the bounds of industries and business categories, and other types of competition are becoming increasingly severe.

Under these circumstances, the Company Group endeavored to provide products and services that meet the needs of customers. In regard to product sales, while sales of cigarettes declined due to the Company moving forward with its discontinuation of cigarette sales to promote health, the Company Group focused on developing and increasing sales of its private brands and on expanding the usage of the WAON point service. In regard to pharmacy sales, the number of prescriptions filled increased due to an increase in the number of stores with pharmacies (2,282 stores as of the end of the consolidated fiscal year under review). As a result, sales at existing stores grew strongly year-on-year.

The Company Group worked to enhance measures to attract customers by increasing the usage of point cards and apps mainly focusing on the WAON point service introduced in the previous business year, and the number of Welcia Members (customers registered with the Company’s point service) grew to 13.8 million. In regard to its private brands, the Company Group continued focusing its efforts on developing products with improved functionality, quality, and eco-friendliness, and it worked to expand sales of the Karada Welcia and Kurashi Welcia brands. As of the end of the consolidated fiscal year under review, the private brands had a lineup of 390 products.

In March 2024, the Company acquired all of the shares of Xchange Inc., an IT systems company, and made it a wholly-owned subsidiary. In June, the Company acquired all of the shares of Towoshiya Pharmacy Co., Ltd., which operated 21 stores based in Nagano Prefecture, and made it a wholly-owned subsidiary, and in September, Welcia Yakkyoku Co., Ltd., the Company’s subsidiary, merged with and absorbed Towoshiya Pharmacy Co., Ltd. Also in September, the Company acquired all of the shares of Welpark Co., Ltd., which operates 144 stores in the southern Kanto region, and in October, it acquired all of the shares of Welcia Partners Co., Inc. (formerly TEPCO Partners Co., Inc.), which is engaged in the nursing care business in the greater Tokyo area, making both of those companies wholly-owned subsidiaries. Additionally, the Company acquired additional shares in Welcia-Singapore (formerly Welcia-BHG (Singapore)), its consolidated subsidiary, and made it a wholly-owned subsidiary.

The Company Group aims to achieve its vision for 2030 of becoming the community’s number one health station, and it has therefore discontinued the sale of cigarettes at all stores except those located within certain facilities. The Company Group promoted efforts to fulfill infrastructure functions that offer safety and peace of mind to local communities through means such as Welcafe shared community spaces and Uetan-go mobile sales vehicles, each of which won a 2024 Good Design Award.

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In regard to store openings and closings, the Company Group as a whole opened 78 stores and closed 55, and the total number of stores of the Company Group as of the end of the consolidated fiscal year under review was 3,013.

Selling, general and administrative expenses increased due to reasons such as higher personnel expenses caused by wage raises.

As a result of the above, in the consolidated fiscal year under review, the Company Group recorded net sales of 1,285,005 million yen, operating income of 36,409 million yen, and ordinary income of 40,837 million yen. Additionally, net income attributable to owners of parent was 14,958 million yen due to reasons such as the recording of 13,127 million yen in impairment loss.

(2)	Status of net sales by category

The Company Group does not disclose business segment information as it is engaged in only one business, and instead, information on net sales is presented by category.

Category	Main items	Amount (million yen)	Percentage of total (%)	Year-on-year (%)
Medical and health products	Cold medicine, health foods, digestive medicine, health drinks, health supplements, vitamins, disposable diapers, baby formula, baby food, nursing care goods	233,255	18.2	100.6
Cosmetics	Skin-care products, makeup, male cosmetics, lip cream	203,007	15.8	106.3
Household sundries	Detergents, toilet paper, pet goods, pesticides, stationery, toys, general sundries	178,053	13.9	106.4
Food products	Sweets, rice, general food products	299,514	23.3	108.7
Other	Alcohol, cigarettes, etc.	87,653	6.7	93.6
Total product sales		1,001,484	77.9	104.4
Pharmacy sales	Prescription drugs	282,548	22.0	110.0
Subtotal		1,284,033	99.9	105.6
Commission income		972	0.1	77.5
Total		1,285,005	100.0	105.6

(3)	Status of capital expenditures

In the consolidated fiscal year under review, the Company Group opened 78 new stores and remodeled existing stores. As a result, the Company Group conducted 15,966 million yen in capital expenditures.

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That amount includes guarantee deposits relating to lease agreements.

(4)	Status of financing

There are no applicable matters.

(5)	Status of business transfers to other companies, absorption-type company splits, or incorporation-type company splits

There are no applicable matters.

(6)	Status of business transfers from other companies

There are no applicable matters.

(7)	Status of assumption of rights or obligations related to businesses of other corporations, etc. due to absorption-type mergers or absorption-type company splits

There are no applicable matters.

(8)	Status of acquisition or disposal of other companies’ shares, other equity, or subscription rights to shares, etc.

There are no applicable matters.

(9)	Changes in status of assets and profits/losses

(Million yen)

Item	14th fiscal year	15th fiscal year	16th fiscal year	17th fiscal year
				(Consolidated fiscal year under review)
	(Fiscal year ended February 28, 2022)	(Fiscal year ended February 28, 2023)	(Fiscal year ended February 29, 2024)	(Fiscal year ended February 28, 2025)
Net sales	1,025,947	1,144,278	1,217,339	1,285,005
Ordinary income	47,590	52,149	47,756	40,837
Net income attributable to owners of parent	26,453	27,030	26,451	14,958
Net income per share	126.99 yen	129.38 yen	127.83 yen	72.23 yen
Total assets	463,048	537,362	551,860	579,985
Net assets	207,886	232,384	244,367	254,486
Net assets per share	966.66 yen	1,078.97 yen	1,149.88 yen	1,197.11 yen

Note 1: The amounts stated are rounded down to the nearest million yen.

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Note 2:  The Company’s shares held by the Employee Stock Ownership ESOP Trust, the Stock Benefit Trust (Employee Stock Ownership Association Purchase-type), and the Director Renumeration BIP Trust are recorded as treasury stock. The number of shares of that treasury stock was included in the number of shares of treasury stock deducted when calculating the average number of common shares during the fiscal year to determine the net income per share, and it was included in the number of shares of treasury stock deducted from the total number of issued shares as of the end of the fiscal year used when determining net assets per share.

Note 3: The Company Group has applied the “Accounting Standard for Revenue Recognition” (ASBJ Statement No. 29, issued March 31, 2020) and other standards from the 15th fiscal year, and therefore the status of assets and profits/losses for the 15th and subsequent fiscal years indicates the values after applying those standards.

(10)	Issues to be addressed

In the drugstore industry in which the Company Group mainly conducts its business, major companies in the industry are continuing to grow in size by opening more stores, and competition that exceeds the bounds of industries and business categories is becoming increasingly severe. Additionally, consumers have become more conscious of saving money due to the increase in the price of food and other consumer goods caused by the weak yen and high prices of imported goods. In the long term, due to Japan’s aging population, the Company Group will also be confronted with active improvements to employee compensation to address a lack of labor and with changes in consumer needs.

Viewing these harsh environmental changes as an opportunity for growth, the Company formulated Welcia 2.0, a set of new strategic policies. Under Welcia 2.0, the Company will promote the digital transformation of the Company Group from the perspectives of customers, stores, headquarters, and pharmacies and implement product strategies, medical care strategies, and region strategies driven by that digital transformation. By doing so, the Company believes that its vision for 2030 of becoming the community’s number one health station can be achieved to a high degree and ahead of schedule.

The Company Group will address the above issues as follows.

(i)       Product strategies

The Company Group will increase the focus it places on developing its private brands and will strengthen its lineup of products that meet diversifying customer needs. Additionally, it will utilize data to promote product lineups suited to the characteristics of each region.

(ii)       Medical care strategies

By using healthcare data to continue responding to changing lifestyles, the Company Group will begin new initiatives to enhance contact with customers and bring medical care and drugstores closer together.

(iii)       Region strategies

By visualizing the status of each area and individual store based on data, the Company Group will intensively conduct remodeling and store openings suited to each region.

(iv)       Digital transformation

The Company Group will promote data-driven management for all group companies and support the three strategies stated above by acting as a hub that integrates customer data platforms.

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(v)       Enhancing organization and management administration

The Company Group will optimize its organizations across the entire group.

In addition to these efforts, in order to respond to risks that grow as the group expands, the Company Group is strengthening its internal controls and risk management systems. Furthermore, the Company Group is continuing to promote sustainable management, and it aims to fulfill its mission and achieve a sustainable society based on its basic sustainability policy consisting of a human rights policy, an environmental policy, and a products and services policy.

(11)	Main business details

The Company is engaged in directing and administering the management of each of its group companies.

The Company Group is composed of the Company and 22 related companies (17 consolidated subsidiaries, 3 non-consolidated subsidiaries, and 2 affiliates) and is engaged in businesses relating to filling prescriptions and selling medical and health products, cosmetics, household sundries, food products, and other products mainly through drugstores.

(12)	Status of significant parent companies and subsidiaries
(i)	Status of significant parent companies
Company name	Capital stock	Voting rights ratio	Main business details
Aeon Co., Ltd.	220,007 million yen	50.59%	Managing the business activities of companies engaged in retail, development, finance, services, and related businesses through holding shares or equity in those companies

(ii)	Matters relating to transactions with parent companies, etc.

In regard to the Company’s transactions with Aeon Co., Ltd., it receives products from the Aeon group’s Topvalu and Hapycom private brands, and those products are sold to the Company at the same price as when sold to stores of the Aeon group. Transactions with the Aeon group account for approximately 2% of the amount of all purchases by the Company.

Interest rates for loans obtained under loan agreements with Aeon Co., Ltd. are reasonably determined taking into account market interest rates.

As set out above, transactions with Aeon Co., Ltd. are based on appropriate conditions equivalent to those in arm’s length transactions, and the Company’s board of directors has determined that the details and conditions of those transactions are appropriate. The Company thereby ensures that such transactions do not disadvantage its non-controlling shareholders.

(iii)	Summary of content of agreements, etc. with parent companies, etc. relating to significant financial and business policies

On April 11, 2025, the Company entered into a capital and business alliance agreement (the “Capital and Business Alliance Agreement”) between the Company, Aeon Co., Ltd. (“Aeon”), and Tsuruha Holdings Inc. (“Tsuruha HD”). Under the Capital and Business Alliance Agreement, the Company, Aeon, and Tsuruha HD will conduct the following transactions.

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(a)	On the condition that Aeon obtains all clearances, permits, and approvals, etc. required under law, Aeon will acquire 3,530,000 shares of Tsuruha HD from Nomura Securities Co., Ltd. Doing so will result in Aeon’s voting rights ratio in Tsuruha HD becoming approximately 27.2%, and it is planned that Tsuruha HD will become an equity-method affiliate of Aeon.
(b)	Under an agreement executed between Tsuruha HD and the Company on April 11, 2025 regarding a share exchange through which Tsuruha HD will become a wholly-owning parent company and the Company will become a wholly-owned subsidiary (the “Share Exchange”), the Share Exchange will be conducted with an effective date of December 1, 2025 subject to the fulfillment of conditions such as that all clearances, permits, and approvals, etc. required under law have been obtained and that each company has obtained approval from its general meeting of shareholders. Tsuruha HD plans to conduct a share split in which each of its common shares will be split into five shares with an effective date of September 1, 2025. For other details, please refer to Proposal 1 in the reference documents for the general meeting of shareholders.
(c)	If Aeon’s voting rights ratio in Tsuruha HD does not become 50% or more and less than 51% through the Share Exchange, promptly after the effective date of the Share Exchange, Aeon will conduct a tender offer (the “Tender Offer”) for the shares of Tsuruha HD in order to acquire enough shares to bring its voting rights ratio to 50% or more and less than 51%.
(d)	If Aeon’s voting rights ratio in Tsuruha HD does not become 50% or more and less than 51% after the settlement of the Tender Offer, Aeon and Tsuruha HD will determine what actions to take following discussions and agreement.

In regard to the execution of the Capital and Business Alliance Agreement, on April 11, 2025, the Company received a report from a special committee composed of three members independent from the Company, Aeon, and Tsuruha HD (Katsunori Nozawa (an outside director and independent officer of the Company), Hirohisa Kagami (a former outside corporate auditor of the Company and an attorney), and Masahiko Yasuda (the representative director and president of Benedi Consulting)) stating that the special committee recommends conducting the business integration, etc. to the Company’s board of directors and that it believes that the Company’s board of directors deciding to conduct the business integration, etc. (including deciding to execute the Capital and Business Alliance Agreement) is not disadvantageous to the Company’s minority shareholders. For details of measures including the establishment of the special committee, please refer to Proposal 1 in the reference documents for the general meeting of shareholders. Given that director Motoya Okada concurrently serves as a director and representative executive officer of Aeon and that there is a risk of conflicts of interest arising as the interests of Aeon and Tsuruha HD may not necessarily align with the interests of the Company’s minority shareholders, Motoya Okada did not participate in deliberations or resolutions of the Company’s board of directors regarding the proposals relating to the execution of the Capital and Business Alliance Agreement and the Share Exchange Agreement. Additionally, in the process of executing the Capital and Business Alliance Agreement and the Share Exchange Agreement, the Company has taken other measures to ensure the fairness of procedures and avoid conflicts of interest or the suspicion of conflicts of interest.

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(iv)	Status of significant subsidiaries

As of the end of the business year, the Company has six significant subsidiaries, which are engaged in the drugstore business in Japan.

(Million yen)

	Welcia Yakkyoku Co., Ltd.	Kokumin Co., Ltd.	Pupule Himawari Co., Ltd.	Welpark Co., Ltd.	Marudai Sakurai Pharmacy Limited	Shimizu Yakuhin Co., Ltd.
Capital stock	100	91	49	100	29	48
Voting rights ratio	100.0%	100.0%	51.0%	100.0%	100.0%	100.0%
Item	Amount (Ratio)	Amount (Ratio)	Amount (Ratio)	Amount (Ratio)	Amount (Ratio)	Amount (Ratio)
Net sales	1,054,790	48,564	45,226	24,340	33,071	29,044
	(100.0%)	(100.0%)	(100.0%)	(100.0%)	(100.0%)	(100.0%)
Gross profit	323,639	15,863	11,720	7,003	8,863	8,677
	(30.7%)	(32.7%)	(25.9%)	(28.8%)	(26.8%)	(29.9%)
Selling, general and administrative expenses	286,590	14,852	12,616	6,923	7,920	7,538
	(27.2%)	(30.6%)	(27.9%)	(28.5%)	(24.0%)	(26.0%)
Operating income	37,048	1,011	(896)	79	942	1,138
	(3.5%)	(2.1%)	(—)	(0.3%)	(2.8%)	(3.9%)
Ordinary income	41,523	1,221	(567)	149	1,004	1,236
	(3.9%)	(2.5%)	(—)	(0.6%)	(3.0%)	(4.3%)
Net income	18,010	825	(833)	57	791	789
	(1.7%)	(1.7%)	(—)	(0.2%)	(2.4%)	(2.7%)
Note:	The figures for Welpark Co., Ltd. indicate profits/losses for the period from September 1, 2024 to February 28, 2025.

(v)	Matters relating to specified wholly-owned subsidiaries
Company name	Address	Total book value	Total assets of the Company
Welcia Yakkyoku Co., Ltd.	2-2-15 Sotokanda, Chiyoda-ku, Tokyo	66,035 million yen	164,697 million yen

(13)	Status of main business locations
(i)	Company head office: 2-2-15 Sotokanda, Chiyoda-ku, Tokyo

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(ii)	Number of stores of the Company Group
Prefecture	Stores	Prefecture	Stores
Hokkaido	7	Kyoto	91
Aomori	88	Osaka	244
Iwate	16	Hyogo	124
Miyagi	21	Nara	16
Akita	12	Wakayama	7
Yamagata	25	Tottori	9
Fukushima	39	Shimane	9
Ibaraki	166	Okayama	71
Tochigi	71	Hiroshima	80
Gunma	117	Tokushima	5
Saitama	253	Kagawa	13
Chiba	173	Ehime	30
Tokyo	328	Kochi	28
Kanagawa	265	Fukuoka	23
Niigata	81	Saga	1
Toyama	48	Nagasaki	2
Ishikawa	26	Kumamoto	1
Fukui	9	Oita	2
Yamanashi	35	Miyazaki	2
Nagano	64	Okinawa	23
Gifu	5	Total in Japan	3,001
Shizuoka	235
Aichi	87
Mie	30	Singapore	12
Shiga	19	Total	3,013

(14)	Status of employees
Number of employees	Increase or decrease compared to end of previous consolidated fiscal year
16,611	Increase of 1,325
Note:	The above number of employees does not include part-time employees (27,465 employees; one day is calculated as eight hours).

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(15)	Main lenders
Lender	Loan balance (million yen)
Resona Bank, Limited	9,168
Mizuho Bank, Ltd.	8,614
MUFG Bank, Ltd.	4,540
Sumitomo Mitsui Banking Corporation	3,058
The Hiroshima Bank, Ltd.	2,938

(16)	Other significant matters relating to the current status of the corporate group

The Company and Tsuruha Holdings Inc. (“Tsuruha HD”) have agreed to conduct a business integration between the two companies (the “Business Integration”). By a resolution of the board of directors of each company on April 11, 2025, the companies decided to conduct a share exchange through which Tsuruha HD will become a wholly-owning parent company and the Company will become a wholly-owned subsidiary (the “Share Exchange”), and on the same date, the companies executed a share exchange agreement (the “Share Exchange Agreement”), and Tsuruha HD, the Company, and Aeon Co., Ltd. executed a definitive agreement regarding a capital and business alliance that includes the Business Integration.

The Share Exchange is planned to be conducted with an effective date of December 1, 2025 after obtaining approval for the Share Exchange Agreement by a resolution of the annual general meeting of shareholders of Tsuruha HD to be held on May 26, 2025 and a resolution of the annual general meeting of shareholders of the Company to be held on May 27, 2025. Additionally, in advance of the effective date of the Share Exchange, the common shares of the Company are planned to be delisted from the Prime Market of Tokyo Stock Exchange, Inc. (final trading date: November 26, 2025).

2.	Matters Relating to Company Shares (as of February 28, 2025)
(1)	Total number of authorized shares: 494,947,200

(2)	Total number of issued shares: 209,702,842 (excluding 10,958 shares of treasury stock)

(3)	Number of shares in a share unit: 100

(4)	Number of shareholders: 151,250

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(5)	Major shareholders (top ten)
Shareholder name	Shares held (thousands)	Shareholding ratio (%)
Aeon Co., Ltd.	105,981	50.54
The Master Trust Bank of Japan, Ltd. (trust account)	10,902	5.20
Welcia Holdings Employee Stock Ownership Association	4,423	2.11
Custody Bank of Japan, Ltd. (trust account)	3,541	1.69
Tsuruha Co., Ltd.	3,352	1.60
SMBC Nikko Securities Inc.	2,560	1.22
The Nomura Trust and Banking Co., Ltd. (investment trust account)	2,058	0.98
Custody Bank of Japan, Ltd. (trust account E)	1,702	0.81
CEP LUX-ORBIN SICAV	1,661	0.79
Ishida Co., Ltd.	1,616	0.77
Note:	Shareholding ratios were calculated after deducting treasury stock (10,958 shares). The number of shares of treasury stock does not include the 1,702,100 shares held by the Stock Benefit Trust (Employee Stock Ownership Association Purchase-type) or the 417,743 shares held by the Director Renumeration BIP Trust.

(6)	Status of shares delivered to company officers as consideration for the performance of duties during the business year under review
	Number of shares delivered	Number of recipients
Directors (excluding outside directors)	48,964	1
Note:	Of the 48,964 shares stated above, 34,200 were delivered as shares, and the remaining 14,764 were sold for funds to be allocated to paying taxes, and the proceeds were paid in cash in accordance with the scheme of the BIP trust.

(7)	Other significant matters relating to shares

There are no applicable matters.

3.	Matters Relating to Subscription Rights to Shares, etc. of the Company
(1)	Status of holding of subscription rights to shares, etc. by the Company’s officers as of the end of the business year under review

Series 1 subscription rights to shares (stock options as share-based compensation)

(i)	Number of subscription rights: 83 (800 shares per subscription right)
(ii)	Class and number of shares subject to subscription rights: 66,400 common shares
(iii)	Paid-in amount for subscription rights: Gratis
(iv)	Value of assets to be contributed when exercising subscription rights: 1 yen

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(v)	Period during which subscription rights may be exercised:

July 17, 2014 to July 16, 2044

(vi)	Status of holding by the Company’s officers
	Number of subscription rights	Class and number of shares subject to subscription rights	Number of holders
Directors (excluding outside directors)	15	12,000 common shares	2

Series 2 subscription rights to shares (stock options as share-based compensation)

(i)	Number of subscription rights: 64 (800 shares per subscription right)
(ii)	Class and number of shares subject to subscription rights: 51,200 common shares
(iii)	Paid-in amount for subscription rights: Gratis
(iv)	Value of assets to be contributed when exercising subscription rights: 1 yen
(v)	Period during which subscription rights may be exercised:

February 17, 2015 to February 16, 2045

(vi)	Status of holding by the Company’s officers
	Number of subscription rights	Class and number of shares subject to subscription rights	Number of holders
Directors (excluding outside directors)	20	16,000 common shares	2

Series 3 subscription rights to shares (stock options as share-based compensation)

(i)	Number of subscription rights: 33 (800 shares per subscription right)
(ii)	Class and number of shares subject to subscription rights: 26,400 common shares
(iii)	Paid-in amount for subscription rights: Gratis
(iv)	Value of assets to be contributed when exercising subscription rights: 1 yen
(v)	Period during which subscription rights may be exercised:

March 17, 2016 to March 16, 2046

(vi)	Status of holding by the Company’s officers
	Number of subscription rights	Class and number of shares subject to subscription rights	Number of holders
Directors (excluding outside directors)	12	9,600 common shares	2

Series 4 subscription rights to shares (stock options as share-based compensation)

(i)	Number of subscription rights: 46 (800 shares per subscription right)
(ii)	Class and number of shares subject to subscription rights: 36,800 common shares
(iii)	Paid-in amount for subscription rights: Gratis
(iv)	Value of assets to be contributed when exercising subscription rights: 1 yen

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(v)	Period during which subscription rights may be exercised:

February 17, 2017 to February 16, 2047

(vi)	Status of holding by the Company’s officers
	Number of subscription rights	Class and number of shares subject to subscription rights	Number of holders
Directors (excluding outside directors)	16	12,800 common shares	2

(2)	Status of delivery of subscription rights to shares, etc. to employees, etc. during the business year under review

There are no applicable matters.

(3)	Other significant matters relating to subscription rights to shares, etc.

There are no applicable matters.

4.	Matters Relating to Company Officers
(1)	Names, etc. of directors and corporate auditors
Position	Name	Responsibilities and significant concurrent positions
Representative director	Takamitsu Ikeno	Chairman and chief executive officer
Representative director	Hideaki Kirisawa	President and chief operating officer
Director	Junichi Tanaka	Executive officer; in charge of Welcia Yakkyoku President and representative director of Welcia Yakkyoku Co., Ltd.
Director	Takamune Shibazaki	Executive officer and chief financial officer
Director	Koji Takahashi	Executive officer; in charge of human resources, administration, and risk management Managing director in charge of personnel and general affairs of Welcia Yakkyoku Co., Ltd.
Director	Motoya Okada

Director, chairman, and representative executive officer of Aeon Co., Ltd.

Director and advisor of Aeon Mall Co., Ltd.

Director and advisor of United Super Markets Holdings Inc.

Outside director of Kusuri No Aoki Holdings Co., Ltd.

Outside director	Tomoko Nakai	Member and executive director of Management Lawyers Council Partner of Makoto Nakamachi Law Office
Outside director	Kunio Ishizuka	Outside director of Itochu Corporation

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Position	Name	Responsibilities and significant concurrent positions
Outside director	Tadashi Nagata	Senior corporate advisor of Keio Corporation Outside director of Ukai Co., Ltd.
Outside director	Katsunori Nozawa	Director and managing executive officer of Iguazu Corporation
Outside director	Shigeo Horie	Professor of Department of Urology of Juntendo University Graduate School of Medicine
Outside director	Noriko Ishizaka

President and representative director of Ishizaka Industry Co., Ltd.

Temporary member of Industrial Structure Committee of Ministry of Economy, Trade and Industry (member of Resource Circulation Subcommittee)

Full-time director of Saitama Environmental Industry Promotion Association, Inc.

Director of Japan RPF Industry Association

Director of Glass Recycling Committee of Japan

Outside director	Yasuo Nakayama	Special advisor of Secom Co., Ltd.
Corporate auditor	Toshio Miyamoto	Full-time corporate auditor
Outside corporate auditor	Atsuko Sugiyama (Current last name: Matsumoto)

Vice president of Masaaki Sugiyama CPA Office

Vice president of Masaaki Sugiyama Tax Accountant Office

Outside director and audit and supervisory committee member of Fuji Kosan Company, Ltd.

Outside director and audit and supervisory committee member of Yushiro Chemical Industry Co., Ltd.

Outside corporate auditor	Takashi Fujii	—
Outside corporate auditor	Hidekazu Tanaka	Partner of Ginza Law Office Outside corporate auditor of Topre Corporation

Note 1: Directors Tomoko Nakai, Kunio Ishizuka, Tadashi Nagata, Katsunori Nozawa, Shigeo Horie, Noriko Ishizaka, and Yasuo Nakayama are outside directors as specified in the Companies Act.

Note 2: Director Tomoko Nakai and corporate auditor Hidekazu Tanaka are qualified as attorneys and possess a significant degree of knowledge in regard to corporate legal affairs.

Note 3: Corporate auditors Atsuko Sugiyama, Takashi Fujii, and Hidekazu Tanaka are outside corporate auditors as specified in the Companies Act.

Note 4: Corporate auditor Atsuko Sugiyama is qualified as a certified public accountant and certified public tax accountant and possesses a significant degree of knowledge in regard to accounting and tax affairs.

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Note 5: The Company has designated directors Tomoko Nakai, Kunio Ishizuka, Tadashi Nagata, Katsunori Nozawa, Shigeo Horie, Noriko Ishizaka, and Yasuo Nakayama and corporate auditors Atsuko Sugiyama, Takashi Fujii, and Hidekazu Tanaka as independent officers under the provisions of Tokyo Stock Exchange, Inc. and has registered them as such therewith.

Note 6: Changes in directors and corporate auditors during the business year under review:

(1)	Representative director and president Tadahisa Matsumoto resigned from office as representative director on April 17, 2024.
(2)	Representative director and chairman Takamitsu Ikeno also assumed office as president on April 18, 2024.
(3)	At the 16th annual general meeting of shareholders held on May 28, 2024, Hideaki Kirisawa, Junichi Tanaka, Koji Takahashi, and Yasuo Nakayama newly assumed office as directors and Hidekazu Tanaka newly assumed office as corporate auditor.
(4)	At the close of the 16th annual general meeting of shareholders held on May 28, 2024, Juichi Nakamura left office as director and Hirohisa Kagami left office as corporate auditor due to the expiration of their terms of office.
(5)	Representative director, chairman, and president Takamitsu Ikeno assumed office as representative director, chairman, and chief executive officer on May 28, 2024, and Hideaki Kirisawa assumed office as representative director, president, and chief operating officer.

(2)	Summary of content of liability limitation agreements

Under the provisions of Article 427, paragraph (1) of the Companies Act and the provisions of the Company’s articles of incorporation, the Company has entered into agreements with its outside directors and outside corporate auditors limiting their liability for damages under Article 423, paragraph (1) of the Companies Act. The limit for liability for damages under those agreements is the minimum liability amount stipulated by law.

(3)	Summary of content of directors and officers liability insurance agreements
(i)	Scope of insured persons

The Company has executed directors and officers liability insurance agreements with insurance companies insuring all of the directors, corporate auditors, and executive officers of the Company and all of its subsidiaries.

(ii)	Summary of content of directors and officers liability insurance agreements
1.	Ratio of actual burden of insurance, etc. borne by insured persons

Insurance premiums, including those under riders, are borne by the Company, and the insured persons do not bear any actual insurance premiums.

2.	Summary of insured events that qualify for compensation

The insurance agreements, including riders, provide compensation for damage that may arise due to the insured officers, etc. bearing liability in relation to the performance of their duties or due to being subject to a claim pursuing their liability. However, there are certain grounds for exemption from compensation, such as cases in which an officer, etc. engages in an act while knowing that it violates the law.

3.	Measures to not impair the appropriateness of duties of officers, etc.

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The insurance agreements contain provisions on deductible amounts, and any damage that arises up to those deductible amounts does not qualify for compensation.

(4)	Compensation, etc. of directors and corporate auditors
(i)	Policy on deciding compensation, etc.

The compensation of directors and corporate auditors is decided within the compensation limit for all directors and the compensation limit for all corporate auditors established by resolutions of the general meeting of shareholders.

When deciding the details of the compensation, etc. of directors, in order to ensure the transparency and objectivity of the process of deciding compensation, the Compensation Advisory Committee, in which a majority of the members are outside officers and the chairperson is an outside director, deliberates on the appropriateness of the compensation system and compensation proposals mainly from the three perspectives of (a) whether the compensation provides sufficient incentives for sustainably increasing corporate value, (b) whether the compensation contributes to securing outstanding management personnel, and (c) whether the compensation is at an appropriate level for the Company’s size and business domain, and the committee reports the results of its deliberations to the board of directors.

The compensation system consists of base compensation, which is a fixed amount, and performance-based bonuses (cash) and performance-based stock compensation, which are variable.

The Compensation Advisory Committee deliberates on the amount of base compensation for each position and reports the details of its deliberations to the board of directors, which passed a resolution regarding the base compensation of each individual director at its meeting held on May 25, 2023.

In order to increase desire to contribute to improving medium to long-term business performance and increasing corporate value, using the medium-term management plan as a key performance indicator, performance-based bonuses (cash) and performance-based stock compensation are decided based on an evaluation of business performance taking into account the Company Group’s (consolidated) net sales and ordinary income ratio as well as the ROE of the final fiscal year under the medium-term management plan.

The policy on deciding the details of the compensation, etc. of each individual director is determined by a resolution of the board of directors following deliberation by the Compensation Advisory Committee, which is an advisory body to the board of directors.

(ii)	Reasons why the board of directors determined that the details of compensation, etc. of each individual director in the business year under review were in accordance with the policy

When deciding the details of compensation, etc. of each individual director, the Compensation Advisory Committee conducted a multifaceted examination of the compensation proposal, including whether or not the proposal was consistent with the policy on deciding compensation, and reported the results of that examination to the board of directors. The board of directors fundamentally respects that report and therefore determined that the details of compensation, etc. are in accordance with the policy.

Outside directors and corporate auditors receive only base compensation, which is a fixed amount.

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(iii)	Total amount, etc. of compensation, etc. of directors and corporate auditors
Category	Recipients	Amount of compensation, etc. (Million yen)	Breakdown of compensation, etc.
			Base compensation (Million yen)	Performance-based bonuses (Million yen)	Stock compensation (non-cash compensation) (Million yen)
Directors (Outside directors included therein)	14 (7)	271 (57)	197 (57)	19 (—)	53 (—)
Corporate auditors (Outside corporate auditors included therein)	5 (4)	31 (21)	31 (21)	— (—)	— (—)
Total	19	302	228	19	53

Note 1: The 14th annual general meeting of shareholders held on May 24, 2022 resolved to set the compensation limit for directors at 400 million yen or less per year (including 60 million yen or less per year for outside directors). At the time of that resolution, there were 11 directors (including six outside directors).

As a separate limit, the 15th annual general meeting of shareholders held on May 25, 2023 resolved to set the amount of performance-based stock compensation to 500 million yen or less and 200,000 points or less for three business years (to be paid to four directors and seven executive officers; one share per point).

Note 2: The 1st annual general meeting of shareholders held on November 27, 2009 resolved to set the compensation limit for corporate auditors at 42 million yen or less per year (to be paid to three corporate auditors).

Note 3: There are 13 directors (including seven outside directors) and four corporate auditors (including three outside corporate auditors) as of the end of the business year under review. Those numbers differ from the numbers of directors and corporate auditors to be paid compensation stated above because they include two directors and one outside corporate auditor who left office at the close of the 16th annual general meeting of shareholders held on May 28, 2024 and do not include one director who does not receive compensation.

Note 4: Other than the compensation stated above, the outside officers do not receive any compensation as officers from the Company’s parent companies or subsidiaries of the Company’s parent companies.

Note 5: The amounts of compensation, etc. of outside directors and outside corporate auditors include compensation received as special committee members.

(iv)	Matters relating to performance-based compensation, etc. and non-cash compensation, etc.

From the fiscal year ended February 28, 2018, the Company introduced a performance-based stock compensation system for its directors and executive officers, who enter into delegation agreements with the Company (excluding outside directors and non-residents of Japan;

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“Directors, Etc.”), and the 15th annual general meeting of shareholders held on May 25, 2023 approved the continuation of that system through the fiscal year ending February 28, 2026.

Performance-based bonuses (cash) and performance-based stock compensation are compensation systems for the purpose of increasing desire to contribute to improving medium to long-term business performance and increasing corporate value, and using the Company’s medium-term management plan as a key performance indicator, performance-based bonuses (cash) and performance-based stock compensation are decided based on the Company Group’s (consolidated) net sales, ordinary income ratio, ROE for the final fiscal year under the medium-term management plan, and net income attributable to owners of parent.

Changes in the performance figures for net sales, ordinary income, and net income attributable to owners of parent for the entire Company Group (consolidated), including those for the business year under review, are stated in “1.(9) Changes in status of assets and profits/losses,” and the consolidated ordinary income ratio for the business year under review is 3.2%.

Under the performance-based stock compensation system, at a certain time after the end of each business year, the directors in office as of the last day of February for each year of the subject period (the three business years from the business year ended February 29, 2024 to the business year ending February 28, 2026) receive a number of points calculated based on the director’s position and the Company’s performance, etc. for the business year ending on that date. After the end of the subject period, the number of points granted during that period are increased or decreased based on the level of achievement of performance targets set out in the medium-term management plan. The number of points granted during the subject period accumulate each year, and after a director ceases to hold office as a director or executive officer of the Company or any of its subsidiaries, shares, etc. of the Company are delivered to the former director based on the number of accumulated points. In cases such as if a former director who received shares is found to have significantly breached their duties or significantly violated internal regulations, the Company can request the former director to repay the amount equivalent to the shares received.

The shares delivered to directors as performance-based stock compensation are stated in “2.(6) Status of shares delivered to company officers as consideration for the performance of duties during the business year under review.”

(5)	Matters relating to outside officers
(i)	Relationship between the Company and corporations, etc. at which outside officers hold significant concurrent positions

There are no relationships such as those involving significant transactions between the Company and the corporations, etc. at which its outside directors hold concurrent positions.

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(ii)	Status of main activities during the business year under review
Position	Name	Attendance		Status of activities at board of directors and board of corporate auditors meetings and summary of duties performed in regard to roles expected of outside directors
		Board of directors meetings	Board of corporate auditors meetings
Outside director	Tomoko Nakai	17/17 (100%)	—	Tomoko Nakai attended all 17 board of directors meetings held during the business year, and from her expert perspective as an attorney, she fulfilled her role in overseeing management by means such as asking questions regarding information security and risks relating to corporate acquisitions.
Outside director	Kunio Ishizuka	13/17 (76.5%)	—	Kunio Ishizuka attended 13 of the 17 board of directors meetings held during the business year, and based on his rich experience and breadth of knowledge developed as a corporate manager, he fulfilled his role in overseeing management by means such as raising potential issues by confirming business judgment standards from multiple perspectives in order to ensure the appropriateness of decision-making by the board of directors.
Outside director	Tadashi Nagata	17/17 (100%)	—	Tadashi Nagata attended all 17 board of directors meetings held during the business year, and based on his rich experience and breadth of knowledge developed as someone experienced in corporate management, he fulfilled his role in overseeing management by means such as raising potential issues by identifying risks from multiple perspectives in order to ensure the appropriateness of decision-making by the board of directors.
Outside director	Katsunori Nozawa	17/17 (100%)	—	Katsunori Nozawa attended all 17 board of directors meetings held during the business year, and based on his experience and breadth of knowledge developed as a financial institution manager, he fulfilled his role in overseeing management by means such as identifying risks and raising potential issues relating to the matters deliberated on by the board.

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Position	Name	Attendance		Status of activities at board of directors and board of corporate auditors meetings and summary of duties performed in regard to roles expected of outside directors
		Board of directors meetings	Board of corporate auditors meetings
Outside director	Shigeo Horie	15/17 (88.2%)	—	Shigeo Horie attended 15 of the 17 board of directors meetings held during the business year, and based on his experience and breadth of knowledge developed as a medical doctor, a holder of a PhD in medicine, and a long-serving university professor and his experience in organizational operations at universities, etc., he fulfilled his role in overseeing management by means such as raising potential issues by identifying risks.
Outside director	Noriko Ishizaka	16/17 (94.1%)	—	Noriko Ishizaka attended 16 of the 17 board of directors meetings held during the business year, and based on her rich experience and breadth of knowledge developed as someone experienced in corporate management, she fulfilled her role in overseeing management by means such as raising potential issues from a workplace-focused perspective in order to ensure the appropriateness of decision-making by the board of directors.
Outside director	Yasuo Nakayama	12/13 (92.3%)	—	Yasuo Nakayama attended 12 of the 13 board of directors meetings held after he assumed office as an outside director, and based on his rich experience and breadth of knowledge developed as someone experienced in corporate management, he fulfilled his role in overseeing management by means such as stating opinions regarding overall management from multiple perspectives in order to ensure the appropriateness of decision-making by the board of directors.

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Position	Name	Attendance		Status of activities at board of directors and board of corporate auditors meetings and summary of duties performed in regard to roles expected of outside directors
		Board of directors meetings	Board of corporate auditors meetings
Outside corporate auditor	Atsuko Sugiyama	17/17 (100%)	17/17 (100%)	Atsuko Sugiyama attended all 17 board of directors meetings and all 17 board of corporate auditors meetings held during the business year. Based on her rich experience and expert knowledge as a certified public accountant and certified public tax accountant, she fulfilled her corporate auditing role by means such as expressing opinions on governance by presenting examples from other companies at board of directors meetings and exchanging opinions on audit methods and results and engaging in discussions on significant matters at board of corporate auditors meetings.
Outside corporate auditor	Takashi Fujii	16/17 (94.1%)	16/17 (94.1%)	Takashi Fujii attended 16 of the 17 board of directors meetings and 16 of the 17 board of corporate auditors meetings held during the business year. He fulfilled his corporate auditing role by means such as asking questions and stating opinions at board of directors meetings based on his rich experience and knowledge as a corporate manager and exchanging opinions on audit methods and results and engaging in discussions on significant matters at board of corporate auditors meetings.
Outside corporate auditor	Hidekazu Tanaka	10/13 (76.9%)	10/13 (76.9%)	Hidekazu Tanaka attended 10 of the 13 board of directors meetings and 10 of the 13 board of corporate auditors meetings held after he assumed office as an outside corporate auditor. From his expert perspective as an attorney, he fulfilled his corporate auditing role by means such as making comments to ensure the appropriateness of materials that contribute to decision-making at board of directors meetings and exchanging opinions on audit methods and results and engaging in discussions on significant matters at board of corporate auditors meetings.

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5.	Matters relating to the accounting auditor
(1)	Name: Deloitte Touche Tohmatsu LLC

(2)	Amount of compensation, etc.
Amount paid (Million yen)
Amount of compensation, etc. for the business year under review	94
Total amount of money and other economic benefits to be paid by the Company and its subsidiaries	164

Note 1: The board of corporate auditors decided to consent to the amount of compensation, etc. of the accounting auditor after conducting the necessary examinations regarding whether the details of the audit plan of the accounting auditor, the status of its performance of audit duties, the basis on which it calculated the estimate of its compensation, and other such matters were appropriate.

Note 2: The audit agreement between the Company and the accounting auditor does not distinguish between audit compensation for audits under the Companies Act and audits under the Financial Instruments and Exchange Act, and it is not possible to substantially make such a distinction. Accordingly, the above amount includes the amount of compensation, etc. for audits under the Financial Instruments and Exchange Act.

(3)	Policy on deciding to dismiss or to not reappoint the accounting auditor

The board of corporate auditors will decide the content of a proposal to be submitted to a general meeting of shareholders regarding dismissing or not reappointing the accounting auditor if the board of corporate auditors determines it to be necessary, such as cases in which there is an obstacle to the accounting auditor performing its duties.

Additionally, if the board of corporate auditors finds that the accounting auditor falls under any item of Article 340, paragraph (1) of the Companies Act, it will dismiss the accounting auditor with the unanimous consent of the corporate auditors. In that case, the corporate auditor selected by the board of corporate auditors will report the fact that the accounting auditor was dismissed and the reasons therefor at the first general meeting of shareholders held after the dismissal.

6.	Company Systems and Policies
(1)	Systems to ensure that the performance of duties by directors conforms to laws and the articles of incorporation and other systems to ensure the appropriateness of operations

At the board of directors meeting held on April 21, 2015, the Company established a basic policy on establishing internal control systems as follows.

Based on that basic policy, the Company will endeavor to ensure lawful and effective operations and will work to manage risks and comply with relevant laws.

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(i)	Systems to ensure that the performance of duties by directors and employees of the Company and its subsidiaries conforms to laws and the articles of incorporation

The basic policy for the management of the Company and the Company Group is to increase corporate value for shareholders, transaction partners, local communities, employees, and all other partners, and in order to achieve that, the Company works to ensure that the directors and employees of the Company and its subsidiaries comply with laws and the articles of incorporation and endeavors to enhance its internal control systems by means such as strengthening risk management systems. In particular, the Company works to strengthen ethics and compliance systems in order to ensure awareness of and compliance with laws and the articles of incorporation.

(ii)	Systems relating to the retention and management of information regarding the performance of duties by directors of the Company and systems relating to reports to the Company regarding the performance of duties by directors, etc. of subsidiaries
1.	Information and documents regarding the performance of duties by directors is appropriately recorded, retained, and managed in accordance with the Document Management Regulations.
2.	Pursuant to the Related Company Management Regulations, the directors, etc. of the Company’s subsidiaries report matters regarding the performance of duties thereby by submitting to the Company documents such as copies of the statutory minutes of the subsidiary. Additionally, the Company’s directors and corporate auditors are able to view those materials at any time.

(iii)	Regulations and other systems to manage the risk of loss by the Company and its subsidiaries

In order to establish the risk management systems of the Company and the Company Group, the Risk Management Regulations set out provisions regarding the basic policies and systems for risk management, and the Company develops and establishes its risk management systems in accordance therewith.

Furthermore, as a department under the direct control of the representative directors, the Company has established the Internal Audit Office, which conducts internal audits of the Company and the companies of the Company Group. The Internal Audit Office periodically considers operational audit items and methods and conducts audits.

(iv)	Systems to ensure that the duties of directors of the Company and its subsidiaries are performed efficiently
1.	The term of office of directors of the Company and its subsidiaries is one year in order to clarify responsibility for business execution.
2.	The Company’s board of directors conducts resolutions in a timely manner regarding significant management matters and individual items at ordinary board of directors meetings held once each month and at extraordinary board of directors meetings held when necessary. The boards of directors of the Company’s subsidiaries also conduct resolutions in a timely manner regarding significant management matters and individual items at ordinary board of directors meetings and at extraordinary board of directors meetings held when necessary. In order to further ensure the effectiveness and efficiency of the performance of duties, significant matters relating to the Company and the Company Group are deliberated on by the Company’s management council and then decided by the Company’s board of directors.

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(v)	Systems to ensure the appropriateness of operations of the corporate group consisting of the Company and its subsidiaries

The appropriateness of the operations of the Company and the Company Group is managed in accordance with the Related Company Management Regulations. Additionally, the Company has developed a system in which personnel from each of the Company’s subsidiaries periodically attend meetings of the Company’s board of directors and report on the status of operations at the subsidiary.

Pursuant to the Internal Audit Regulations, the Internal Audit Office evaluates the status of internal audits at each company of the Company Group and directly conducts internal audits as necessary.

(vi)	Matters relating to employees in cases where corporate auditors request that employees be assigned to assist in their duties

If the board of corporate auditors requests that employees be assigned to assist the board of corporate auditors in its duties, the Company assigns employees to do so.

(vii)	Matters relating to ensuring the independence of the above employees from directors and the effectiveness of instructions to those employees
1.	The consent of the board of corporate auditors is required to appoint, dismiss, or otherwise make changes, etc. regarding the above employees, and the Company endeavors to ensure the independence of those employees from the directors and the effectiveness of instructions to those employees from the board of corporate auditors.
2.	If the above employees also hold positions as employees in other departments, they prioritize their work relating to the board of corporate auditors.

(viii)	Systems for reports to the Company’s corporate auditors by the directors and employees of the Company, the directors, corporate auditors, and employees of its subsidiaries, and persons who receive reports therefrom and other systems relating to reports to the corporate auditors

The directors and employees of the Company, the directors, corporate auditors, and employees of its subsidiaries, and persons who receive reports therefrom must promptly report to the Company’s corporate auditors not only in regard to statutory reporting matters but also in cases where they learn of any fact that they believe will have a significant impact on the Company or its subsidiaries. Additionally, the corporate auditors attend board of directors meetings and other important meetings, receive reports as appropriate in regard to significant information, and thereby maintain an understanding of the status of business execution.

(ix)	Systems to ensure that persons making the above reports are not subject to detrimental treatment due thereto

The Company prohibits any detrimental treatment against a person making an above report due to having done so. Additionally, the internal whistleblowing system also stipulates that no one will be subject to detrimental treatment due to having made a whistleblowing report, and that system is appropriately operated.

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(x)	Systems relating to the processing of expenses, etc. arising in regard to the performance of duties by corporate auditors

If a corporate auditor makes a request for advance payments or reimbursement, etc. of expenses arising in regard to the performance of duties by the corporate auditor, the Company promptly processes those expenses or debts, except in cases where they are found to not be necessary for the performance of duties by the corporate auditor.

(xi)	Other systems to ensure that audits by corporate auditors are conducted effectively

Opportunities for the corporate auditors to hold individual meetings with the representative directors and directors are provided approximately once every six months. The Company elects outside corporate auditors based on standards for determining independence, and the Company elects one outside corporate auditor who is an attorney.

(2)	Operation status of internal control systems

At the end of the consolidated fiscal year under review, the Company and its subsidiaries evaluated the status of the development and operation of the internal control systems and confirmed that the internal control systems were appropriately developed and operated pursuant to the basic policy. The main matters in regard to the operation status of the internal control systems are as follows.

(i)	Performance of duties by directors

In the consolidated fiscal year under review, the Company’s board of directors was composed of 13 directors, including seven outside directors, and held 17 meetings, which were attended by the four corporate auditors, including three outside corporate auditors. The board of directors passed resolutions on significant matters relating to operations and oversaw the performance of duties by the Company’s subsidiaries by receiving reports therefrom. Additionally, the management council, composed of the executive directors, held regular meetings once each month and carefully considered significant matters.

Information regarding the performance of duties by directors is retained and managed in accordance with the Document Management Regulations, and the Company has established a system in which the directors and corporate auditors can view important statutory documents of the Company and its subsidiaries at any time.

(ii)	Performance of duties by corporate auditors

The corporate auditors ensure the effectiveness of audits of the Company and its subsidiaries by attending board of directors meetings and management council meetings and viewing important internal documents such as written proposals circulated for approval. Additionally, in the consolidated fiscal year under review, the board of corporate auditors held 17 meetings, and the corporate auditors endeavored to achieve the effective performance of their duties by means such as working to communicate among each other, collaborating and exchanging information with the accounting auditor and internal audit departments, etc., and establishing opportunities for individual meetings with the representative directors and directors.

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(iii)	Ensuring the appropriateness of operations in the Company Group

The Internal Audit Office conducts internal audits of the Company and its subsidiaries based on annual audit plans, confirms whether operations are conducted in accordance with the various regulations of the Company and its subsidiaries, and provides guidance and exercises control to ensure that they are.

(iv)	Compliance and risk management

The Company has established the Group Risk Management Committee to promote risk management systems throughout the group and to share necessary information regarding risk management and the Compliance Committee to strengthen checks and oversight of systems and measures, etc. relating to compliance, and each committee meets every month.

Additionally, by establishing a framework for whistleblowing methods and appropriate responses to whistleblowing reports pursuant to the Whistleblower Protection Act, the Company endeavors to avoid or quickly discover and address incidents such as misconduct, and it has established the Welcia Compliance Hotline and the Welcia Business Partner Hotline for the purpose of contributing to strengthening management by constantly enhancing ethics and compliance.

(v)	Basic approach to eliminating antisocial forces and status of development thereof

The Company Group has no relationships with any antisocial activities or forces that threaten the order and safety of civil society, and it firmly and resolutely stands against the pressure of such activities and forces and endeavors to eliminate that pressure.

This approach is set out in the Welcia Group Code of Conduct, which is shared throughout the group as a guide for acting with good social sense pursuant to the Company Group’s mission.

(3)	Basic policy on control of the joint stock company

The Company has not established a basic policy regarding the suitability of persons who control decisions on the Company’s financial and business policies.

(4)	Policy on determining dividends from surplus, etc.

Dividends as a means of profit sharing are determined by comprehensively taking into account factors such as the Company’s financial status, revenue levels, and dividend payout ratios while also giving consideration to securing funds for reinvestment and maintaining stable dividends.

The Company’s policy is to allocate internal reserves to capital expenditures such as opening new stores and remodeling existing stores in order to further increase profitability.

Under this policy, in regard to year-end dividends for the business year under review, the Company’s board of directors resolved at its meeting held on April 11, 2025 to pay a dividend from surplus of 18.00 yen per share. (The Company’s articles of incorporation stipulate that dividends from surplus may be determined by a resolution of the board of directors.)

1.	Matters relating to year-end dividends

18.00 yen per common share of the Company

Total amount: 3,774,651,156 yen

2.	Effective date of dividends from surplus

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May 12, 2025

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Consolidated Balance Sheet

(As of February 28, 2025)

(Million yen)

Assets		Liabilities
Item	Amount	Item	Amount
Current assets	280,890	Current liabilities	236,616
Cash and deposits	35,011	Accounts payable – trade	168,758
Accounts receivable	68,376	Short-term loans payable	15,015
Merchandise	149,011	Lease obligations	10,446
Other	28,523	Accounts payable – other	15,527
Allowance for doubtful accounts	(32)	Income taxes payable	6,850
Noncurrent assets	299,094	Provision for bonuses	5,063
Property, plant and equipment	180,756	Provision for bonuses for directors (and other officers)	22
Buildings and structures	108,348	Contract liabilities	758
Land	20,805	Provision for loss on store closings	819
Leased assets	45,477	Other	13,355
Other	6,125	Noncurrent liabilities	88,882
Intangible assets	43,018	Long-term loans payable	24,004
Goodwill	36,072	Lease obligations	31,784
Other	6,946	Asset retirement obligations	20,401
Investments and other assets	75,319	Retirement benefits-related liabilities	8,917
Investment securities	956	Deferred tax liabilities	602
Long-term loans receivable	24	Allowance for executive stock benefit	767
Guarantee deposits	51,110	Other	2,404
Deferred tax assets	21,171	Total liabilities	325,498
Other	2,182	Net assets
Allowance for doubtful accounts	(125)	Shareholders’ equity	247,199
		Capital stock	7,792
		Capital surplus	51,878
		Retained earnings	193,719
		Treasury stock	(6,191)
		Accumulated other comprehensive income	1,301
		Valuation difference on available-for-sale securities	329
		Foreign currency translation adjustment	202
		Accumulated adjustment related to retirement benefits	768
		Subscription rights to shares	114
		Non-controlling interests	5,871
		Total net assets	254,486
Total assets	579,985	Total liabilities and net assets	579,985

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Consolidated Statement of Income

(March 1, 2024 to February 28, 2025)

(Million yen)

Item	Amount
Net sales		1,285,005
Cost of sales		894,648
Gross profit		390,356
Selling, general and administrative expenses		353,947
Operating income		36,409
Non-operating income
Interest and dividend income	28
Rental income from real estate	1,604
Gain on receipt of donated noncurrent assets	154
Commission income	416
Subsidy income	689
Sponsorship money income	912
Other	2,329	6,134
Non-operating expenses
Interest expenses	785
Share of loss of entities accounted for using equity method	447
Rent cost of real estate	303
Other	170	1,706
Ordinary income		40,837
Extraordinary income
Gain on sale of noncurrent assets	8
Gain on sale of investment securities	80
Compensation income	66	154
Extraordinary loss
Loss on sale of noncurrent assets	3
Loss on retirement of noncurrent assets	219
Impairment loss	13,127
Provision for loss on store closings	819
Other	544	14,714
Net income before income taxes		26,277
Income taxes – current	14,314
Income taxes – deferred	(2,375)	11,938
Net income		14,338
Loss attributable to non-controlling interests		(619)
Net income attributable to owners of parent		14,958

94

Consolidated Statement of Changes in Equity

(March 1, 2024 to February 28, 2025)

(Million yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at beginning of period	7,748	51,682	186,099	(8,942)	236,587
Changes during period
Issuance of new shares	44	44			88
Dividends of surplus			(7,338)		(7,338)
Net income attributable to owners of parent			14,958		14,958
Purchase of treasury stock				(0)	(0)
Disposal of treasury stock		(0)		2,752	2,752
Change in ownership interest of parent due to transactions with non-controlling interests		152			152
Net changes in items other than shareholders’ equity
Total changes during period	44	196	7,619	2,751	10,611
Balance at end of period	7,792	51,878	193,719	(6,191)	247,199

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	Accumulated other comprehensive income				Subscription rights to shares	Non- controlling interests	Total net assets
	Valuation difference on available-for-sale securities	Foreign currency translation adjustment	Accumulated adjustment related to retirement benefits	Total accumulated other comprehensive income
Balance at beginning of period	452	198	314	965	158	6,654	244,367
Changes during period
Issuance of new shares							88
Dividends of surplus							(7,338)
Net income attributable to owners of parent							14,958
Purchase of treasury stock							(0)
Disposal of treasury stock							2,752
Change in ownership interest of parent due to transactions with non-controlling interests							152
Net changes in items other than shareholders’ equity	(122)	3	454	335	(44)	(783)	(492)
Total changes during period	(122)	3	454	335	(44)	(783)	10,119
Balance at end of period	329	202	768	1,301	114	5,871	254,486

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Non-consolidated Balance Sheet

(As of February 28, 2025)

(Million yen)

Assets		Liabilities
Item	Amount	Item	Amount
Current assets	27,095	Current liabilities	65,326
Cash and deposits	11,660	Short-term loans payable	63,319
Prepaid expenses	39	Accounts payable – other	1,830
Short-term loans receivable	9,328	Expenses payable	24
Accounts receivable – other	103	Income taxes payable	109
Deposits of subsidiaries and affiliates	5,000	Other	42
Other	962	Noncurrent liabilities	18,800
Noncurrent assets	137,602	Long-term loans payable	18,003
Property, plant and equipment	17	Long-term accounts payable – other	28
Buildings and structures	0	Allowance for executive stock benefit	767
Tools, equipment and fixtures	17	Total liabilities	84,126
Intangible assets	25	Net assets
Software	25	Shareholders’ equity	80,456
Investments and other assets	137,560	Capital stock	7,792
Investment securities	118	Capital surplus	63,611
Shares of subsidiaries and affiliates	137,096	Capital reserves	36,969
Long-term loans to subsidiaries and affiliates	200	Other capital surplus	26,641
Deferred tax assets	43	Retained earnings	15,243
Other	101	Other retained earnings	15,243
		Retained earnings carried forward	15,243
		Treasury stock	(6,190)
		Subscription rights to shares	114
		Total net assets	80,571
Total assets	164,697	Total liabilities and net assets	164,697

97

Non-consolidated Statement of Income

(March 1, 2024 to February 28, 2025)

(Million yen)

Item	Amount
Operating revenue		14,823
Gross operating profit		14,823
Selling, general and administrative expenses		5,275
Operating income		9,548
Non-operating income
Interest income	25
Layoff subsidies	71
Other	13	110
Non-operating expenses
Interest expenses	156
Other	1	158
Ordinary income		9,499
Extraordinary loss
Loss on valuation of shares of subsidiaries and affiliates	779
Other	295	1,074
Net income before taxes		8,425
Income taxes – current	106
Income taxes – deferred	32	138
Net income		8,286

98

Non-consolidated Statement of Changes in Equity

(March 1, 2024 to February 28, 2025)

(Million yen)

	Shareholders’ equity
	Capital stock	Capital surplus
		Capital reserves	Other capital surplus	Total capital surplus
Balance at beginning of period	7,748	36,925	26,641	63,567
Changes during period
Issuance of new shares (exercise of subscription rights to shares)	44	44		44
Dividends of surplus
Net income
Purchase of treasury stock
Disposal of treasury stock			0	0
Net changes in items other than shareholders’ equity
Total changes during period	44	44	0	44
Balance at end of period	7,792	36,969	26,641	63,611

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	Shareholders’ equity				Subscription rights to shares	Total net assets
	Retained earnings		Treasury stock	Total shareholders’ equity
	Other retained earnings	Total retained earnings
	Retained earnings carried forward
Balance at beginning of period	14,295	14,295	(8,942)	76,669	158	76,828
Changes during period
Issuance of new shares (exercise of subscription rights to shares)				88		88
Dividends of surplus	(7,338)	(7,338)		(7,338)		(7,338)
Net income	8,286	8,286		8,286		8,286
Purchase of treasury stock			(0)	(0)		(0)
Disposal of treasury stock			2,752	2,752		2,752
Net changes in items other than shareholders’ equity					(44)	(44)
Total changes during period	947	947	2,751	3,787	(44)	3,743
Balance at end of period	15,243	15,243	(6,190)	80,456	114	80,571

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